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                          AGREEMENT AND PLAN OF MERGER


                                  By and Among

                         Bowmar Instrument Corporation,

                       Bravo Acquisition Subsidiary, Inc.

                                       and

                            Electronic Designs, Inc.






                                   Dated as of

                                   May 3, 1998



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                                Table of Contents

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ARTICLE I TERMS AND EFFECTS OF THE MERGER...................................................................................1
        1.1  The Merger.....................................................................................................1
        1.2 Effective Time..................................................................................................2
        1.3 Merger Consideration............................................................................................2
        1.4 Stockholders' Rights upon Merger................................................................................3
        1.5 Surrender and Exchange of Shares................................................................................3
        1.6 Options and Warrants............................................................................................4
        1.7 Certificate of Incorporation....................................................................................5
        1.8 Bylaws..........................................................................................................5
        1.9 Directors and Officers of Surviving Corporation.................................................................5
        1.10 Statutory Effects of Merger....................................................................................5
        1.11 Registration Statement; Prospectus/Proxy Statement.............................................................6
        1.12 Tax-Free Reorganization........................................................................................8
        1.13 Additional Actions.............................................................................................8
        1.14 Authorized Shares..............................................................................................9
        1.15 Indemnification................................................................................................9
        1.16 Listing Application...........................................................................................11
        1.17 Voting Agreements.............................................................................................11
        1.18 Ancillary Assumption Agreements...............................................................................11

ARTICLE II REPRESENTATIONS, WARRANTIES AND CERTAIN COVENANTS OF EDI........................................................12
        2.1 Organization and Good Standing.................................................................................12
        2.2 Capitalization.................................................................................................12
        2.3 Subsidiaries...................................................................................................13
        2.4 Authorization; Binding Agreement...............................................................................13
        2.5 Governmental Approvals.........................................................................................14
        2.6 No Violations..................................................................................................14
        2.7 Securities Filings and Litigation..............................................................................14
        2.8 EDI Financial Statements.......................................................................................15
        2.9 Absence of Certain Changes or Events...........................................................................15
        2.10 Compliance with Laws..........................................................................................16
        2.11 Permits.......................................................................................................16
        2.12 Finders and Investment Bankers................................................................................17
        2.13 Contracts.....................................................................................................17
        2.14 Employee Benefit Plans........................................................................................17
        2.15 Taxes and Returns.............................................................................................18
        2.16 Fairness Opinion..............................................................................................19
        2.17 Takeover Statutes.............................................................................................19
        2.18 Intellectual Property Rights..................................................................................19
        2.19 Certain Business Relationships with Affiliates................................................................19
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        2.20 Environmental Matters.........................................................................................19
        2.21 Labor Matters.................................................................................................21
        2.22 Disclosure....................................................................................................21

ARTICLE III REPRESENTATIONS, WARRANTIES AND CERTAIN COVENANTS OF BOWMAR....................................................21
        3.1 Organization and Good Standing.................................................................................21
        3.2 Capitalization.................................................................................................22
        3.3 Subsidiaries...................................................................................................22
        3.4 Authorization; Binding Agreement...............................................................................23
        3.5 Governmental Approvals.........................................................................................23
        3.6 No Violations..................................................................................................23
        3.7 Securities Filings and Litigation..............................................................................24
        3.8 Bowmar Financial Statements....................................................................................25
        3.9 Absence of Certain Changes or Events...........................................................................25
        3.10 Compliance with Laws..........................................................................................26
        3.11 Permits.......................................................................................................26
        3.12 Finders and Investment Bankers................................................................................26
        3.13 Contracts.....................................................................................................26
        3.14 Employee Benefit Plans........................................................................................27
        3.15 Taxes and Returns.............................................................................................27
        3.16 Fairness Opinion..............................................................................................28
        3.17 Takeover Statutes.............................................................................................28
        3.18 Bowmar Rights Plan............................................................................................28
        3.19 Intellectual Property Rights..................................................................................28
        3.20 Certain Business Relationships with Affiliates................................................................29
        3.21 Environmental Matters.........................................................................................29
        3.22 Labor Matters.................................................................................................30
        3.23 Disclosure....................................................................................................30

ARTICLE IV ADDITIONAL COVENANTS OF EDI.....................................................................................30
        4.1 Conduct of Business of EDI and EDI Subsidiaries................................................................30
        4.2 Notification of Certain Matters................................................................................32
        4.3 Access and Information.........................................................................................32
        4.4 Stockholder Approval...........................................................................................33
        4.5 Reasonable Business Efforts....................................................................................33
        4.6 Public Announcements...........................................................................................33
        4.7 Compliance.....................................................................................................34
        4.8 No Solicitation................................................................................................34
        4.9 SEC and Stockholder Filings....................................................................................35
        4.10 Tax Opinion Certification.....................................................................................35
        4.11 Affiliate Agreements..........................................................................................35
        4.12 Takeover Statutes.............................................................................................35
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ARTICLE V ADDITIONAL COVENANTS OF BOWMAR...................................................................................36
        5.1 Conduct of Business of Bowmar and the Bowmar Subsidiaries......................................................36
        5.2 Notification of Certain Matters................................................................................37
        5.3 Access and Information.........................................................................................38
        5.4 Shareholder Approval...........................................................................................38
        5.5 Reasonable Business Efforts....................................................................................38
        5.6 Public Announcements...........................................................................................39
        5.7 Compliance.....................................................................................................39
        5.8 No Solicitation................................................................................................39
        5.9 SEC and Shareholder Filings....................................................................................40
        5.10 Tax Opinion Certificates......................................................................................40
        5.11 Board Representation and Officers.............................................................................40
        5.12 Employee Benefit Plans........................................................................................41
        5.13 Takeover Statutes.............................................................................................41

ARTICLE VI CONDITIONS......................................................................................................41
        6.1 Conditions to Each Party's Obligations.........................................................................41
                    6.1.1 Stockholder Approval.............................................................................41
                    6.1.2 No Injunction or Action..........................................................................42
                    6.1.3 Governmental Approvals...........................................................................42
                    6.1.4 HSR Act..........................................................................................42
                    6.1.5 Required Consents................................................................................42
                    6.1.6 Registration Statement...........................................................................43
                    6.1.7 Blue Sky.........................................................................................43
                    6.1.8 Tax Opinion......................................................................................43
                    6.1.9 Listing of Bowmar Stock..........................................................................43
        6.2 Conditions to Obligations of EDI...............................................................................43
                    6.2.1 Bowmar Representations and Warranties............................................................43
                    6.2.2 Performance by Bowmar............................................................................43
                    6.2.3 No Material Adverse Change.......................................................................44
                    6.2.4 Certificates and Other Deliveries................................................................44
                    6.2.5 Election of Nominees.............................................................................44
        6.3 Conditions to Obligations of Bowmar............................................................................44
                    6.3.1 EDI Representations and Warranties...............................................................44
                    6.3.2 Performance by EDI...............................................................................45
                    6.3.3 No Material Adverse Change.......................................................................45
                    6.3.4 Certificates and Other Deliveries................................................................45
                    6.3.5 Affiliate Agreements.............................................................................45

ARTICLE VII TERMINATION AND ABANDONMENT....................................................................................45
        7.1 Termination....................................................................................................45
        7.2 Effect of Termination and Abandonment..........................................................................48
        7.3 Procedure Upon Termination.....................................................................................49
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ARTICLE VIII MISCELLANEOUS.................................................................................................49
        8.1 Confidentiality................................................................................................49
        8.2 Amendment and Modification.....................................................................................50
        8.3 Waiver of Compliance; Consents.................................................................................50
        8.4 Survival of Representations and Warranties.....................................................................50
        8.5 Notices........................................................................................................50
        8.6 Binding Effect; Assignment.....................................................................................51
        8.7 Expenses.......................................................................................................51
        8.8 Governing Law..................................................................................................51
        8.9 Counterparts...................................................................................................52
        8.10 Interpretation................................................................................................52
        8.11 Entire Agreement..............................................................................................52
        8.12 Severability..................................................................................................52
        8.13 Specific Performance..........................................................................................52
        8.14 Third Parties.................................................................................................53
        8.15 Schedules and Disclosure Letters..............................................................................53
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                          AGREEMENT AND PLAN OF MERGER

           This Agreement and Plan of Merger (the "Agreement") is made and entered into as of May 3, 1998, by and among Bowmar Instrument Corporation, an Indiana corporation ("Bowmar"), Bravo Acquisition Subsidiary, Inc., a Delaware corporation and wholly owned subsidiary of Bowmar ("Acquisition Subsidiary"), and Electronic Designs, Inc., a Delaware corporation ("EDI").

                                    Recitals

           A. The respective Boards of Directors of EDI, Acquisition Subsidiary and Bowmar have determined that the merger (the "Merger") of Acquisition Subsidiary with and into EDI in accordance with the laws of the State of Delaware and the provisions of this Agreement is to the long term benefit of the shareholders of each entity and shall provide strategic benefits to each of Bowmar and EDI, and accordingly, the respective Boards of Directors have approved the Merger.

           B. EDI, Acquisition Subsidiary and Bowmar desire to make certain representations, warranties and agreements in connection with, and establish various conditions precedent to, the Merger.

           C. For federal income tax purposes, it is intended that the Merger of EDI and Acquisition Subsidiary shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement shall be, and is hereby, adopted as a plan of reorganization for the purposes of Section 368 of the Code.

           NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE I
                        TERMS AND EFFECTS OF THE MERGER

           1.1 THE MERGER. Upon the terms and subject to the conditions of this Agreement, the Merger shall be consummated in accordance with the Delaware General Corporation Law (the "Delaware Code"). At the Effective Time (as defined in Section 1.2, below), upon the terms and subject to the conditions of this Agreement, Acquisition Subsidiary shall be merged with and into EDI in accordance with the Delaware Code and the separate existence of Acquisition Subsidiary shall thereupon cease, and EDI, as the surviving corporation in the Merger (the "Surviving Corporation"), shall continue its corporate existence under the laws of the State of Delaware as a wholly owned subsidiary of Bowmar. The parties shall prepare and execute a certificate of merger (the "Certificate of Merger") in order to comply in all respects with the requirements of the Delaware Code and with the provisions of this Agreement.

           1.2 EFFECTIVE TIME. The Merger shall become effective at the time of the filing of the Certificate of Merger with the Secretary of State of Delaware in accordance with the applicable provisions of the Delaware Code or at such later time as may be specified in the


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Certificate of Merger. The Certificate of Merger shall be filed as soon as practicable after all of the conditions set forth in this Agreement have been satisfied or waived by the party or parties entitled to the benefit of the same. Bowmar and EDI shall mutually determine the time of such filing and the place where the closing of the Merger (the "Closing") shall occur. The time when the Merger shall become effective is herein referred to as the "Effective Time" and the date on which the Effective Time occurs is herein referred to as the "Closing Date."

           1.3 MERGER CONSIDERATION. (a) Subject to the provisions of this Agreement and any applicable backup or other withholding requirements, each of the issued and outstanding shares (the "EDI Shares") of common stock, par value $.01 per share, of EDI (the "EDI Common Stock"), as of the Effective Time shall be converted into the right to receive, and there shall be paid and issued as hereinafter provided, in exchange for each of the EDI Shares, 1.375 shares (the "Exchange Ratio") of the common stock of Bowmar, stated value $0.10 per share (the "Bowmar Stock"), together with the associated common stock purchase rights issued under the Bowmar Rights Agreement (as hereinafter defined), subject to payment of cash in lieu of any fractional share as hereinafter provided (the "Merger Consideration"). The Exchange Ratio shall be subject to appropriate adjustment in the event of a stock split, stock dividend or recapitalization after the date of this Agreement and prior to the Effective Time applicable to shares of the Bowmar Stock or the EDI Common Stock, or in the event of any issuance of Bowmar Stock or other securities of Bowmar after the date of this Agreement and prior to the Effective Time resulting from the operation of the Bowmar Rights Agreement.

                     (b) As of the Effective Time, by virtue of the Merger, each issued and outstanding share of the capital stock of Acquisition Subsidiary shall be converted into and become one fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

                     (c) No fractional shares of Bowmar Stock shall be issued pursuant to the Merger nor will any fractional share interest involved entitle the holder thereof to vote, to receive dividends or to exercise any other rights of a shareholder of Bowmar. In lieu thereof, any person who would otherwise be entitled to a fractional share of Bowmar Stock pursuant to the provisions hereof shall receive an amount in cash equal to the value of such fractional share (rounded to the nearest cent). The value of such fractional share shall be the product of such fraction multiplied by an amount equal to the average closing price of Bowmar Stock on the American Stock Exchange for the ten trading days immediately prior to the third trading day preceding the Closing Date.

                     (d) Each share of EDI Common Stock held in the treasury of EDI or by a wholly owned subsidiary of EDI shall be canceled as of the Effective Time and no Merger Consideration shall be payable with respect thereto.

           1.4 STOCKHOLDERS' RIGHTS UPON MERGER. Upon consummation of the Merger, the certificates which theretofore represented EDI Shares (the "Certificates") shall cease to represent any rights with respect thereto and, subject to applicable law and this Agreement, shall only represent the right to receive the Merger Consideration payable in lieu of fractional shares of Bowmar Stock into which the EDI Shares have been converted pursuant to this Agreement.


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           1.5       SURRENDER AND EXCHANGE OF SHARES.  (a)  Prior to the
Closing Date, Bowmar shall appoint American Stock Transfer and Trust Company or another agent mutually acceptable to Bowmar and EDI to act as exchange agent (the "Exchange Agent") for the Merger. At or prior to the Effective Time, Bowmar shall deposit, or cause to be deposited with the Exchange Agent such certificates evidencing such number of shares of Bowmar Stock and such amount of cash in order to enable the Exchange Agent to effect the exchange of certificates and make the cash payments in respect of fractional shares contemplated by Section 1.5(c) below.

                     (b) On the Closing Date, Bowmar shall instruct the Exchange Agent to mail to each holder of record of a Certificate within five business days of receiving from EDI a list of such holders of record, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Bowmar may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing the Merger Consideration.

                     (c) After the Effective Time, each holder of an EDI Share shall surrender and deliver the Certificates to the Exchange Agent together with a duly completed and executed transmittal letter. Upon such surrender and delivery, the holder shall receive a certificate representing the number of whole shares of Bowmar Stock into which such holder's EDI Shares have been converted pursuant to this Agreement, and a check representing the amount of cash payable to such holder in lieu of any fractional share of Bowmar Stock. Until so surrendered and exchanged, each outstanding Certificate after the Effective Time shall be deemed for all purposes to evidence the right to receive that number of whole shares of Bowmar Stock into which the EDI Shares have been converted pursuant to this Agreement, subject to payment of cash in lieu of any fractional share of Bowmar Stock; provided, however, that no dividends or other distributions, if any, in respect of the shares of Bowmar Stock declared after the Effective Time and payable to holders of record after the Effective Time, shall be paid to the holders of any unsurrendered Certificates until such Certificates and transmittal letters are surrendered and delivered as provided herein. Subject to applicable Law, after the surrender and exchange of Certificates, the record holders thereof will be entitled to receive any such dividends or other distributions, without interest thereon, which theretofore have become payable with respect to the number of shares of Bowmar Stock for which such Certificates were exchangeable. Any such dividend or distribution amounts with a record date after the Effective Time and a payment date prior to both the first anniversary of the Effective Time and the surrender of such Certificate shall be deposited (less the amount of any withholding taxes which may be required thereon) with the Exchange Agent on the applicable payment date, to be held by the Exchange Agent in a non-interest bearing account until the surrender of such Certificate. Holders of any unsurrendered Certificates shall not be entitled to vote Bowmar Stock until such Certificates are exchanged pursuant to this Agreement.

                     (d) At the Effective Time, the stock transfer books of EDI shall be closed and no transfer of EDI Shares shall be made thereafter, other than transfers of EDI Shares that have occurred prior to the Effective Time. In the event that, after the Effective Time,


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Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for shares of Bowmar Stock or cash as provided in Section 1.3.

                     (e) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, Bowmar shall issue or pay or cause the issuance or payment, as applicable, of the Merger Consideration in exchange for such Certificate. The Board of Directors of Bowmar may, in its reasonable discretion and as a condition precedent to the issuance thereof, require the person claiming to be the owner of such lost, stolen or destroyed Certificate to give to Bowmar an indemnity against any claim that may be made against Bowmar with respect to the Certificate alleged to have been lost, stolen or destroyed, and to provide such other assurances and execute such other instruments as the Exchange Agent may reasonably require.

                     (f) Upon the one-year anniversary of the Effective Time, the Exchange Agent shall return to Bowmar the Merger Consideration in the possession of the Exchange Agent, and its duties as Exchange Agent shall terminate. Thereafter, each holder of a Certificate may surrender such Certificate to Bowmar and, subject to applicable abandoned property, escheat and similar laws, receive in exchange therefor the Merger Consideration issuable with respect thereto pursuant to Section 1.3. Any former stockholders of EDI who have not theretofore complied with this Article I shall thereafter only look to Bowmar for any payment of their EDI Stock representing Bowmar Stock, as determined pursuant to this Agreement.

                     (g) Neither EDI nor Bowmar nor the Exchange Agent shall be liable to any holder of EDI Shares for any such shares of Bowmar Stock (or dividends or distributions with respect thereto), or cash delivered to a public official pursuant to any abandoned property, escheat or similar law, rule, regulation, statute, order, judgment or decree.

           1.6 OPTIONS AND WARRANTS. (a) At or prior to the Effective Time, EDI shall cause all outstanding options (the "EDI Options") and warrants (the "EDI Warrants") exercisable for shares of EDI Common Stock identified on
Schedule 1.6 attached hereto to be assumed by Bowmar. After such action has been taken, effective at the Effective Time, Bowmar shall assume each such then-outstanding and unexercised EDI Option or EDI Warrant and each such EDI Option and EDI Warrant shall, by virtue of the Merger and without any action on the part of the holder thereof, represent options or warrants, respectively, exercisable for shares of Bowmar Stock having the same terms and conditions as the EDI Options and EDI Warrants (including such terms and conditions as may be incorporated by reference into the agreements evidencing EDI Options and EDI Warrants pursuant to the plans or arrangements pursuant to which such EDI Options and EDI Warrants were granted) except that the number of shares issuable upon exercise shall be multiplied by the Exchange Ratio and rounded to the nearest whole number of shares of Bowmar Stock and the exercise price per share of EDI Stock under such option or warrant shall be equal to the exercise price per share of EDI Stock under such EDI Option or EDI Warrant divided by the Exchange Ratio and rounded to the nearest cent. EDI and Bowmar shall use all reasonable efforts to ensure that the EDI Options which qualified as incentive stock options under Section 422 of the Code prior to the Effective Time continue to so qualify after the Effective Time. Bowmar shall take all corporate action necessary to reserve for issuance a


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sufficient number of shares of Bowmar Stock for delivery upon the exercise of
EDI Options and EDI Warrants after the Effective Time.

                     (b) As soon as practicable after the Effective Time, Bowmar shall deliver to the holders of the EDI Options and EDI Warrants appropriate notices setting forth each such holder's rights pursuant to such holder's EDI Options and/or EDI Warrant.

                     (c) Promptly after the Effective Time, Bowmar shall file or cause to be filed all registration statements on Form S-8, or other appropriate form, and all other registrations and qualifications as may be necessary in connection with the sale of Bowmar Stock contemplated by such EDI Options, including without limitation the additional listing of such shares on the American Stock Exchange, and Bowmar shall cause such registration statements to remain effective (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such EDI Options remain exercisable.

           1.7 CERTIFICATE OF INCORPORATION. At and after the Effective Time, the Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of Acquisition Subsidiary in effect at the Effective Time (subject to any subsequent amendment). The form of Certificate of Incorporation of Acquisition Subsidiary is set forth on Schedule 1.7 hereto.

           1.8 BYLAWS. Subject to Section 5.13 below, at and after the Effective Time, the Bylaws of Acquisition Subsidiary in effect at the Effective Time shall be the Bylaws of the Surviving Corporation (subject to any subsequent amendment). The form of the Bylaws of Acquisition Subsidiary is set forth on
Schedule 1.8 hereto.

           1.9 DIRECTORS AND OFFICERS OF SURVIVING CORPORATION. The individuals set forth on Schedule 1.9(a) hereto shall, at and after the Effective Time, be the directors of the Board of Directors of Surviving Corporation, and the individuals set forth on Schedule 1.9(b) hereto shall, at and after the Effective Time, be the officers of the Surviving Corporation; provided, however, that the term of office for each person set forth on Schedule 1.9(a) and Schedule 1.9(b) who is a designee of EDI shall commence on the fifth day immediately following the Effective Date.

           1.10 STATUTORY EFFECTS OF MERGER. The Merger shall have all further effects as specified in the applicable provisions of the Delaware Code.


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           1.11      REGISTRATION STATEMENT; PROSPECTUS/PROXY STATEMENT.

                     (a) For the purposes of (i) registering (A) the issuance of Bowmar Stock to holders of the EDI Shares in connection with the Merger, (B) the issuance of warrants to purchase shares of Bowmar Stock to the holders of EDI Warrants identified in Schedule 1.6 (the "New Warrants") in connection with the Merger, (C) the offer and sale of the shares of Bowmar Stock underlying the New Warrants in connection with the Merger and from time to time after the Effective Time and (D) the offer and sale (the "Resale Shelf") from time to time after the Effective Time of shares of Bowmar Stock issued to those persons (x) whose shares of EDI Common Stock currently are subject to resale pursuant to the EDI Registration Statement on Form S-3 (No. 333-3328) and (y) who currently are "affiliates" (as such term is defined in the Securities Exchange Act) of EDI, in each case with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), and complying with applicable state securities Laws, (ii) holding the meeting of EDI stockholders to vote upon the adoption of this Agreement and the Merger and the transactions contemplated hereby and thereby (the "EDI Proposals"), and (iii) holding the meeting of Bowmar's shareholders to approve the amendment of Bowmar's Articles of Incorporation to increase the number of authorized shares of Bowmar Stock and to approve the issuance of the Bowmar Stock in the Merger and the other transactions contemplated hereby and thereby (the "Bowmar Proposals"), Bowmar and EDI shall prepare and file with the SEC a registration statement on Form S-4 (such registration statement, together with any and all amendments and supplements thereto, being herein referred to as the "Registration Statement"), including a prospectus/joint proxy statement satisfying all requirements of applicable state securities Laws, the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Securities Exchange Act"). Such prospectus/joint proxy statement in the form mailed by EDI and Bowmar to their respective stockholders, together with any and all amendments or supplements thereto, is herein referred to as the "Prospectus/Proxy Statement." The obligations of Bowmar with respect to the Resale Shelf shall be governed by the terms and conditions of the Third Amended and Restated Registration Rights Agreement dated April 30, 1995 by and among EDI (as successor to Crystallume) and the persons identified on Exhibit A thereto, as amended from time to time thereafter, and the Agreement Respecting TFI Registration Rights dated October 10, 1995 by and between EDI (as successor to Crystallume) and Technology Funding Partners III, L.P. Bowmar shall use its reasonable best efforts to maintain an effective registration statement for the Bowmar Stock issuable upon exercise of the New Warrants for so long as the New Warrants are exercisable.

                     (b) EDI will furnish Bowmar with such information concerning EDI and the EDI Subsidiaries as is necessary in order to cause the Prospectus/Proxy Statement, insofar as it relates to EDI and the EDI Subsidiaries, to comply with applicable Law. None of the information relating to EDI and the EDI Subsidiaries supplied by EDI for inclusion in the Prospectus/Proxy Statement will be false or misleading with respect to any material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. EDI agrees promptly to advise Bowmar if, at any time prior to the respective meetings of the stockholders of EDI or Bowmar referenced herein, any information provided by it in the Prospectus/Proxy Statement is or becomes false or misleading in any material respect and to


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provide Bowmar with the information needed to correct such. EDI will furnish
Bowmar with such supplemental information as may be necessary in order to cause the Prospectus/Proxy Statement, insofar as it relates to EDI and the EDI Subsidiaries, to comply with applicable Law after the mailing thereof to the stockholders of EDI or Bowmar.

                     (c) Bowmar will furnish EDI with such information concerning Bowmar and the Bowmar Subsidiaries as is necessary in order to cause the Prospectus/Proxy Statement, insofar as it relates to Bowmar and the Bowmar Subsidiaries, to comply with applicable Law. None of the information relating to Bowmar and the Bowmar Subsidiaries supplied by Bowmar for inclusion in the Prospectus/Proxy Statement will be false or misleading with respect to any material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Bowmar agrees promptly to advise EDI if, at any time prior to the respective meetings of stockholders of EDI or Bowmar referenced herein, any information provided by it in the Prospectus/Proxy Statement is or becomes false or misleading in any material respect and to provide EDI with the information needed to correct such. Bowmar will furnish EDI with such supplemental information as may be necessary in order to cause the Prospectus/Proxy Statement, insofar as it relates to Bowmar and the Bowmar Subsidiaries, to comply with applicable Law after the mailing thereof to the stockholders of EDI or Bowmar.

                     (d) EDI and Bowmar agree to cooperate in making any preliminary filings of the Prospectus/Proxy Statement with the SEC, as promptly as practicable, pursuant to Rule 14a-6 under the Securities Exchange Act.

                     (e) Bowmar will file the Registration Statement with the SEC and appropriate materials with applicable state securities agencies as promptly as practicable following the date of this Agreement and will use all reasonable efforts to cause the Registration Statement to become effective under the Securities Act and all such state filed materials to comply with applicable state securities Laws as soon as reasonably practicable. EDI authorizes Bowmar to utilize in the Registration Statement and in all such state filed materials, the information concerning EDI and the EDI Subsidiaries provided to Bowmar in connection with, or contained in, the Prospectus/Proxy Statement. Bowmar promptly will advise EDI when the Registration Statement has become effective and of any supplements or amendments thereto, and Bowmar will furnish EDI with copies of all such documents. Except for the Prospectus/Joint Proxy or the preliminary prospectus/joint proxy, neither Bowmar nor EDI shall distribute any written material that might constitute a "prospectus" relating to the Merger, the EDI Proposals or the Bowmar Proposals within the meaning of the Securities Act or any applicable state securities Law without the prior written consent of Bowmar. Bowmar will advise EDI, and deliver copies (if any) to EDI, promptly after Bowmar receives notice thereof, of any request by the SEC for amendment of the Prospectus/Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information, or notice of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, or the suspension of the qualification of the Bowmar Stock issuable in connection with the Merger for offering or sale in any jurisdiction.

                     (f) Each of Bowmar and EDI shall use its best efforts to timely mail the Prospectus/Proxy Statement to its stockholders. It shall be a condition to the mailing of the Prospectus/Proxy Statement that (i) Bowmar shall have received a "comfort" letter from Price Waterhouse LLP, independent public accountants for EDI, of the kind contemplated by the Statement of Auditing Standards with respect to Letters to Underwriters promulgated by the American Institute of Certified Public Accountants (the "AICPA Statement"), dated as of the date on which the Registration Statement shall become effective (and Bowmar shall also receive such a letter as of the Effective Time), each addressed to Bowmar, in form reasonably satisfactory to Bowmar, concerning the procedures undertaken by Price Waterhouse LLP with respect to the financial statements and information of EDI and its subsidiaries contained in the Registration Statement and the other matters contemplated by the AICPA Statement and otherwise customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement and (ii) EDI shall have received a "comfort" letter from Coopers & Lybrand L.L.P., independent public accountants for Bowmar, of the kind contemplated by the AICPA Statement, dated as of the date on which the Registration Statement shall become effective (and EDI shall also receive such a letter of the Effective Time), each addressed to EDI, in form reasonably satisfactory to EDI concerning the procedures undertaken by Coopers & Lybrand L.L.P. with respect to the financial statements and information of Bowmar and its subsidiaries contained in the Registration Statement and the other matters contemplated by the AICPA Statement and otherwise customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

           1.12 TAX-FREE REORGANIZATION. The parties intend that the Merger qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Code"). None of the parties will knowingly take any action that would cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code. Following the Effective Time, Bowmar shall use its reasonable best efforts to conduct its business in a manner that would not jeopardize the characterization of the Merger as a reorganization within the meaning of Section 368(a) of the Code. Bowmar presently intends to continue, and shall continue, for periods after the Effective Time at least one significant historic business line of EDI, or use at least a significant portion of EDI's historic business assets in a business, in each case within the meaning of Treasury Regulation Section1.368-1(d).

           1.13 ADDITIONAL ACTIONS. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Acquisition Subsidiary or EDI or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of Acquisition Subsidiary or EDI, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of Acquisition Subsidiary or EDI, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

           1.14 AUTHORIZED SHARES. On or prior to the Effective Time, the Articles of Incorporation of Bowmar shall be amended to increase the number of shares of Bowmar Stock that Bowmar shall be authorized to issue to 35,000,000.

           1.15      INDEMNIFICATION   (a) In the event of any threatened or
actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, in which any person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director or officer of (or a director or officer acting in a fiduciary capacity for) EDI or Bowmar (or of a subsidiary of either of them) or, in the case of clause (ii) below, an employee of EDI or Bowmar (or of a subsidiary of either of them) (any such person an "Indemnified Party") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of or pertaining to (i) the fact that he or she is or was a director (including in his or her capacity as a member of a committee of the Board of Directors) or officer of (or a director or officer acting in a fiduciary capacity for) EDI or Bowmar (or of a subsidiary of either of them), or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their reasonable efforts to defend against and respond thereto. It is understood and agreed that (a) prior to the Effective Time, each of EDI and Bowmar, respectively, shall indemnify and hold harmless as and to the fullest extent permitted by applicable law, each Indemnified Party of EDI (an "EDI Indemnified Party") and each Indemnified Party of Bowmar (a "Bowmar Indemnified Party"), respectively, against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorneys' fees and expenses), judgments, fines and amounts paid in settlement (collectively "Losses") in connection with any such threatened or actual claim, action, suit, proceeding or investigation; and (b) from and after the Effective Time, Bowmar and the Surviving Corporation shall indemnify and hold harmless as and to the fullest extent permitted by applicable law, each Indemnified Party against any Losses in connection with any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Time). For the purpose of this
Section 1.15, for the period prior to the Effective Time, each of EDI and Bowmar, and for the period from and after the Effective Time, Bowmar and the Surviving Corporation shall be referred to as an "Indemnifying Party" with respect to their respective indemnification obligations hereunder. The Indemnifying Party shall promptly pay expenses in advance of the final disposition of any claim, action, suit, proceeding or investigation to the Indemnified Parties claiming indemnification from such Indemnifying Party pursuant to this Section 1.15 for the period it must so indemnify to the fullest extent permitted by law, and the Indemnifying Party shall be entitled to participate in the defense thereof and, to the extent that the Indemnifying Party so desires, to assume the defense thereof with counsel selected by it, provided that the Indemnified Party shall have the right to employ separate counsel, but the fees and expenses of such counsel shall be at the Indemnified Party's expense unless in such claims or action there is, in the opinion of independent counsel, a conflict concerning any material issue between the positions of the Indemnifying Party and the Indemnified Party. In such a case, if the Indemnified Party notifies the Indemnifying Party, in writing, that the Indemnified Party elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume such defense of such claim or action on behalf of the Indemnified Party; provided, however, that the Indemnifying Party shall not be required to pay the fees and expenses of more than one separate counsel for all of its Indemnified Parties. An Indemnifying Party shall not be liable to pay any amount in settlement effected without its prior written consent (which consent shall not be unreasonably withheld). Promptly upon learning of any claim, action, suit, proceeding or investigation for which indemnification is available under this Section 1.15, the Indemnified Party shall notify the Indemnifying Party in writing, provided that the failure to so notify shall not affect the obligations of the Indemnifying Party except to the extent such failure to notify materially prejudices such Indemnifying Party. No settlement of any such claim, action, suit, proceeding or investigation shall be made without the written consent of the Indemnified Parties with respect thereto unless such Indemnified Party shall receive a full and unconditional release as a part thereof.

                     (b) Bowmar and the Surviving Corporation agree that all rights to indemnification existing in favor, and all limitations on the personal liability, of EDI Indemnified Parties provided for in the Certificate of Incorporation or Bylaws of EDI or any EDI Subsidiary, and of Bowmar Indemnified Parties provided for in the Certificate of Incorporation or Bylaws of Bowmar or any Bowmar Subsidiary, as in effect as of the date hereof with respect to matters occurring prior to the Effective Time shall survive the Merger and shall continue in full force and effect for a period of not less than six (6) years from the Effective Time; provided, however, that all rights to indemnification in respect of any claim asserted or made within such period shall continue until the final disposition of such claim. At or prior to the Effective Time, Bowmar shall purchase directors' and officers' liability insurance coverage for Bowmar's directors and officers and EDI's directors and officers with coverage for six (6) years following the Effective Time in a form reasonably acceptable to EDI and of not less than the existing coverage under, and have other terms not materially less favorable to the insured persons than, the directors' and officers' liability insurance coverage presently maintained by EDI, in the case of directors and officers of EDI, or Bowmar, in the case of directors and officers of Bowmar, provided, however, that in any event the cost of such policy shall not exceed $250,000.

                     (c) This Section 1.15 is intended for the irrevocable benefit of, and to grant third-party rights to, the Indemnified Parties (as contemplated by Section 8.14) and shall be binding on all successors and assigns of Bowmar, the Surviving Corporation and EDI. Each of the Indemnified Parties shall be entitled to enforce the covenants contained in this
Section 1.15. The provisions for indemnification contained in this Section 1.15 are not intended to be exclusive and are without prejudice to any other rights to indemnification or advancement of funds which any Indemnified Party may otherwise have.

                     (d) In the event Bowmar, the Surviving Corporation or any of their successors or assigns (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person or entity, then, and in each such case, proper provision shall be made so that the successors and assigns of Bowmar and the Surviving Corporation assume the obligations set forth in this Section 1.15.

           1.16 LISTING APPLICATION. Each of EDI and Bowmar shall cooperate and promptly prepare and submit to the American Stock Exchange, all reports, applications and other documents that may be necessary or desirable to enable all of the Bowmar Stock that will be outstanding or will be reserved for issuance at the Effective Time to be listed for trading on the American Stock Exchange. Each of EDI and Bowmar shall furnish all information about itself and its business and operation and all necessary financial information to the other as the other may reasonably request in connection with such listing process.

           1.17 VOTING AGREEMENTS. Concurrently with the execution and delivery of this Agreement, EDI and Bowmar shall cause those persons set forth on Schedule 1.17(a) to execute and deliver voting and support agreements in the form attached hereto as Schedule 1.17(b) agreeing, among other things, to vote in favor of this Merger Agreement, the Merger and the transactions contemplated hereby.

           1.18 ANCILLARY ASSUMPTION AGREEMENTS. Concurrently with the execution and delivery of this Agreement, EDI and Bowmar shall execute and deliver (i) the Assignment and Assumption Agreement in the form attached hereto as Schedule 1.18(a) pursuant to which Bowmar shall agree, among other things, to be bound by and perform EDI's obligations under the registration rights agreements referred to therein, subject to the terms of such Assignment and Assumption Agreement, and (ii) the Assignment and Assumption Agreement in the form attached hereto as Schedule 1.18(b) pursuant to which Bowmar shall agree, among other things, to be bound by and perform EDI's obligations under the employment and severance agreements referred to therein, subject to the terms of such Assignment and Assumption Agreement.

                                   ARTICLE II
                     REPRESENTATIONS, WARRANTIES AND CERTAIN
                                COVENANTS OF EDI

           EDI represents, warrants and/or covenants to and with Bowmar as follows:

           2.1 ORGANIZATION AND GOOD STANDING. EDI and each of the EDI subsidiaries (the "EDI Subsidiary") is a corporation or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate or partnership power and authority to own, lease and operate its properties and to carry on its business as now being conducted. EDI and each of the EDI Subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a material adverse effect on the business, assets (including, but not limited to, intangible assets), condition (financial or otherwise), properties (including, but not limited to, intangible properties), liabilities or the results of operations of EDI and the EDI Subsidiaries taken as a whole ("EDI Material Adverse Effect"). Schedule 2.1 attached hereto contains a complete and accurate list of the jurisdictions of incorporation or organization and qualification or license of EDI and the EDI Subsidiaries. EDI has heretofore made available to Bowmar accurate and complete copies of the Certificate of Incorporation and Bylaws, as currently in effect, of EDI and each EDI Subsidiary.

           2.2 CAPITALIZATION. As of the date hereof, the authorized capital stock of EDI consists of (a) 20,000,000 shares of EDI Common Stock, and
(b) 8,000,000 shares of convertible
preferred stock, (the "EDI Preferred Stock"). As of May 1, 1998, (a) 7,047,380 shares of EDI Common Stock were issued and outstanding, (b) 100,915 shares of EDI Common Stock were issued and held in the treasury of EDI, and (c) no shares of the EDI Preferred Stock were issued and outstanding. No other capital stock of EDI is authorized or issued. All issued and outstanding shares of the EDI Common Stock are duly authorized, validly issued, fully paid and non-assessable and were issued free of preemptive rights and in compliance with applicable securities Laws. Except as set forth in the EDI Securities Filings (as hereinafter defined) or on Schedule 2.2 attached hereto and as otherwise contemplated by this Agreement, as of the date hereof there are no outstanding rights, subscriptions, warrants, puts, calls, unsatisfied preemptive rights, options or other agreements of any kind to which EDI is bound relating to any of the outstanding, authorized but unissued, unauthorized or treasury shares of the capital stock or any other security of EDI, and there is no authorized or outstanding security of any kind convertible into or exchangeable for any such capital stock or other security. The holders of shares of EDI Stock are not entitled to appraisal rights under applicable Law (as hereinafter defined) or the Certificate of Incorporation of EDI. Except as disclosed in the EDI Securities Filings, there are, to the best knowledge of EDI, no restrictions upon the transfer of or otherwise pertaining to the securities (including, but not limited to, the ability to pay dividends thereon) or retained earnings of EDI and the EDI Subsidiaries or the ownership thereof other than those, if any, described on Schedule 2.2 attached hereto or those imposed by the Securities Act, the Securities Exchange Act, applicable state securities Laws or applicable corporate Law. Neither EDI nor any EDI Subsidiary beneficially owns any shares of Bowmar Common Stock.

           2.3 SUBSIDIARIES. Schedule 2.3 attached hereto sets forth the name and jurisdiction of incorporation or organization of each EDI Subsidiary, each of which is wholly owned by EDI except as otherwise indicated on said
Schedule 2.3. Except as set forth on Schedule 2.3 attached hereto, all of the capital stock and other interests of the EDI Subsidiaries so held by EDI are owned by it or an EDI Subsidiary as indicated on said Schedule 2.3, free and clear of any claim, lien, encumbrance, security interest or agreement with respect thereto. All of the outstanding shares of capital stock in each of the EDI Subsidiaries directly or indirectly held by EDI are duly authorized, validly issued, fully paid and non-assessable and were issued free of preemptive rights and in compliance with applicable Laws. Except as set forth on Schedule 2.3 attached hereto, there are no irrevocable proxies or similar obligations with respect to such capital stock of the EDI Subsidiaries held by EDI and no equity securities or other interests of any of the EDI Subsidiaries are or may become required to be issued or purchased by reason of any options, warrants, rights to subscribe to, puts, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock of any EDI Subsidiary, and there are no contracts, commitments, understandings or arrangements by which any EDI Subsidiary is bound to issue additional shares of its capital stock, or options, warrants or rights to purchase or acquire any additional shares of its capital stock or securities convertible into or exchangeable for such shares.

           2.4 AUTHORIZATION; BINDING AGREEMENT. EDI has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the other agreements and documents referred to herein to which EDI is or will be a party or a signatory (the "EDI Ancillary Agreements") and the consummation of the transactions contemplated hereby and thereby, including, but not limited to, the Merger, have been duly and validly authorized by EDI's Board of Directors and no other corporate proceedings on the part of EDI or any EDI Subsidiary are necessary to authorize the execution and delivery of this Agreement and the EDI Ancillary Agreements or to consummate the transactions contemplated hereby or thereby (other than the adoption of this Agreement and the approval of the Merger by the stockholders of EDI in accordance with the Delaware Code and the Certificate of Incorporation and Bylaws of EDI). This Agreement has been duly and validly executed and delivered by EDI and constitutes, and upon execution and delivery thereof as contemplated by this Agreement, the EDI Ancillary Agreements will constitute, the legal, valid and binding agreements of EDI, enforceable against EDI in accordance with its and their respective terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies ("Enforceability Exceptions").

           2.5 GOVERNMENTAL APPROVALS. No consent, approval, waiver or authorization of, notice to or declaration or filing with ("Consent") any nation or government, any state or other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any governmental or regulatory authority, agency, department, board, commission, administration or instrumentality, any court, tribunal or arbitrator and any self-regulatory organization ("Governmental Authority") on the part of EDI or any of the EDI Subsidiaries is required in connection with the execution or delivery by EDI of this Agreement and the EDI Ancillary Agreements or the consummation by EDI of the transactions contemplated hereby or thereby other than (i) the filing of the Certificate of Merger with the Secretary of State of Delaware in accordance with the Delaware Code, (ii) filings with the SEC, state securities laws administrators and the Nasdaq, (iii) filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), if required, (iv) such filings as may be required in any jurisdiction where EDI is qualified or authorized to do business as a foreign corporation in order to maintain such qualification or authorization, (v) those Consents required by or related to contracts pursuant to which EDI provides, directly or indirectly, goods or services to any Governmental Authority, all as identified on Schedule 2.5 attached hereto; and (vi) those Consents that, if they were not obtained or made, do not or would not have an EDI Material Adverse Effect or materially and adversely affect the ability of EDI to perform its obligations as set forth in this Agreement or to consummate the transactions contemplated hereby.

           2.6 NO VIOLATIONS. Except as set forth on Schedule 2.6 attached hereto, the execution and delivery of this Agreement and the EDI Ancillary Agreements, the consummation of the transactions contemplated hereby and thereby and compliance by EDI with any of the provisions hereof or thereof will not (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws or other governing instruments of EDI or any of the EDI Subsidiaries, (ii) require any Consent under or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or augment the performance required) under any of the terms, conditions or provisions of any EDI Material Contract (as hereinafter defined),
(iii) result in the creation or imposition of any lien or encumbrance of any kind upon any of the assets of

EDI or any EDI Subsidiary, or (iv) subject to obtaining the Consents from Governmental Authorities referred to in Section 2.5, above, contravene any applicable provision of any constitution, treaty, statute, law, code, rule, regulation, ordinance, policy or order of any Governmental Authority or other matters having the force of law including, but not limited to, any orders, decisions, injunctions, judgments, awards and decrees of or agreements with any court or other Governmental Authority ("Law") currently in effect to which EDI or any EDI Subsidiary or its or any of their respective assets or properties are subject, except in the case of clauses (ii), (iii) and (iv), above, for any deviations from the foregoing which do not or would not have an EDI Material Adverse Effect.

           2.7 SECURITIES FILINGS AND LITIGATION. EDI has made available to Bowmar true and complete copies of (i) its Annual Reports on Form 10-KSB for the years ended September 30, 1997, 1996 and 1995, as filed with the SEC, (ii) its proxy statements relating to all of the meetings of stockholders (whether annual or special) of EDI since January 1, 1995, as filed with the SEC, and
(iii) all other reports, statements and registration statements and amendments thereto (including, without limitation, Quarterly Reports on Form 10-QSB and Current Reports on Form 8-K, as amended) filed by EDI with the SEC since January 1, 1995. The reports and statements set forth in clauses (i) through (iii), above, and those subsequently provided or required to be provided pursuant to this Section, are referred to collectively herein as the "EDI Securities Filings." As of their respective dates, or as of the date of the last amendment thereof, if amended after filing, none of the EDI Securities Filings (including all schedules thereto and disclosure documents incorporated by reference therein), contained or, as to EDI Securities Filings subsequent to the date hereof, will contain any untrue statement of a material fact or omitted or, as to EDI Securities Filings subsequent to the date hereof, will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the EDI Securities Filings at the time of filing or as of the date of the last amendment thereof, if amended after filing, complied or, as to EDI Securities Filings subsequent to the date hereof, will comply in all material respects with the Securities Exchange Act or the Securities Act, as applicable. EDI has timely filed all reports, statements, registration statements and other filings required to be filed by it under the Securities Exchange Act and the Securities Act, as applicable. Except as disclosed in the EDI Securities Filings or on Schedule 2.7, there is no action, cause of action, claim, demand, suit, proceeding, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, by or before any court, tribunal, arbitrator or other Governmental Authority ("Litigation") pending or, to the knowledge of EDI, threatened against EDI or any EDI Subsidiary, any officer, director, employee or agent thereof, in his or her capacity as such, or as a fiduciary with respect to any EDI Benefit Plan, as hereinafter defined, or otherwise relating to EDI or any EDI Subsidiary or the securities of any of them, or any properties or rights of EDI or any EDI Subsidiary or any EDI Benefit Plan which is required to be described in any EDI Securities Filing that is not so described. No event has occurred as a consequence of which EDI would be required to file a Current Report on Form 8-K pursuant to the requirements of the Securities Exchange Act as to which such a report has not been timely filed with the SEC.

           2.8 EDI FINANCIAL STATEMENTS. The audited consolidated financial statements and unaudited interim financial statements of EDI included in the EDI Securities Filings (the

"EDI Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and present fairly, in all material respects, the financial position of EDI and the EDI Subsidiaries as at the dates thereof and the results of their operations and cash flows for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments, any other adjustments described therein and the fact that certain information and notes have been condensed or omitted in accordance with the Securities Exchange Act.

           2.9 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in the EDI Securities Filings filed and publicly available prior to the date of this Agreement or in Schedule 2.9 attached hereto or as permitted by Section 4.1, since September 30, 1997, (i) there has not been any event, occurrence, fact, condition, change, development or effect ("Event") that has had or could reasonably be expected to have an EDI Material Adverse Effect; (ii) EDI and the EDI Subsidiaries have operated only in the ordinary course of business and consistent with past practice; and (iii) without limiting the generality of the foregoing, and except as disclosed on Schedule 2.9 attached hereto, there has not been, occurred or arisen:

                     (a) any declaration, payment or setting aside for payment of any dividend (except to EDI or an EDI Subsidiary) or other distribution or any redemption, purchase or other acquisition of any shares of capital stock or securities of EDI by or from EDI;

                     (b) any employment, deferred compensation or other salary, wage or compensation contract entered into between EDI and any EDI employee, except for normal and customary contracts in the ordinary course of business and consistent with past practice; or any increase in the salary, wages or other compensation of any kind, whether current or deferred, of any EDI employee, other than routine increases that were made in the ordinary course of business and consistent with past practices; or any creation of any benefit plan or amendment or modification of any benefit plan; or any election by or on behalf of EDI made pursuant to the provisions of any benefit plan to accelerate any payments, obligations or vesting schedules under any benefit plans;

                     (c) any issuance, sale or disposition by EDI of any debenture, note, stock or other security issued by EDI, or any modification or amendment of any right of the holder of any outstanding debenture, note, stock or other security issued by EDI;

                     (d) any liability involving the borrowing of money by EDI except in the ordinary course of business and consistent with past practices;

                     (e) except for fair value received, in the ordinary course of business and consistent with past practices, any cancellation of any liability owed to EDI by any other person; or

                     (f) any amendment to the Certificate of Incorporation or By-laws of EDI.

           2.10 COMPLIANCE WITH LAWS. The business of EDI and each EDI Subsidiary has been operated in compliance with all Laws, except for any instances of non-compliance which have not had and could not reasonably be expected to have an EDI Material Adverse Effect.

           2.11 PERMITS. (i) EDI and the EDI Subsidiaries have all permits, certificates, licenses, approvals and other authorizations required in connection with the operation of their business (collectively, "EDI Permits"),
(ii) neither EDI nor any EDI Subsidiary is in violation of any EDI Permit, and
(iii) no proceedings are pending or, to the knowledge of EDI, threatened, to revoke or limit any EDI Permit, except, in each case, those the absence or violation of which could not reasonably be expected to have an EDI Material Adverse Effect.

           2.12 FINDERS AND INVESTMENT BANKERS. Neither EDI nor any of its officers or directors has entered into any contract, arrangement or understanding with any broker, finder or other person, other than Alliant Partners, or otherwise incurred any liability for any brokerage fees, commissions, finders' fees or like payments in connection with the transactions contemplated hereby.

           2.13 CONTRACTS. Except as set forth in the EDI Securities Filings or in Schedule 2.13 attached hereto, neither EDI nor any of the EDI Subsidiaries is a party or is subject to any note, bond, mortgage, indenture, contract, lease, license, agreement, understanding, instrument, bid or proposal that is material to the business or operations of EDI ("EDI Material Contract"). EDI has made available to Bowmar true and accurate copies of the EDI Material Contracts. All such EDI Material Contracts are valid and binding and are in full force and effect and enforceable against EDI or such subsidiary in accordance with their respective terms, subject to the Enforceability Exceptions and assuming the due authorization of the other party or parties thereto. Except as set forth in Schedule 2.6 attached hereto, (i) no Consent of any person is needed in order that each such EDI Material Contract shall continue in full force and effect in accordance with its terms without penalty, acceleration or rights of early termination by reason of the consummation of the transactions contemplated by this Agreement, except for Consents the absence of which would not reasonably be expected to have a EDI Material Adverse Effect, and (ii) neither EDI nor any EDI Subsidiary is in violation or breach of or default under any such EDI Material Contract; nor to EDI's knowledge is any other party to any such EDI Material Contract in violation or breach of or default under any such EDI Material Contract in each case where such violation or breach would have an EDI Material Adverse Effect.

           2.14      EMPLOYEE BENEFIT PLANS.  (a) Except as set forth in
Schedule 2.14(a) attached hereto, there are no Benefit Plans (as defined below) maintained or contributed to by EDI or any of its ERISA Affiliates (as defined below) ("EDI Benefit Plan"). A "Benefit Plan" shall include (i) an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, together with all regulations thereunder ("ERISA"), even if, because of some other provision of ERISA, such plan is not subject to any or all of ERISA's provisions, and (ii) whether or not described in the preceding clause, any pension, profit sharing, stock bonus, deferred or supplemental compensation, retirement, thrift, stock purchase or stock option plan, or any other compensation, welfare, fringe benefit or retirement plan, program, policy, course of conduct, understanding or arrangement of any kind whatsoever, providing for benefits for, or the welfare of, any or all of the current or former employees or agents of EDI or any EDI Subsidiary or their beneficiaries or dependents; provided that Benefit Plans shall not include any multiemployer plan, as defined in Section 3(37) of ERISA (a "Multiemployer Plan"). An "ERISA Affiliate" is any Person if it would have ever been considered a single employer with EDI under ERISA Section 4001(b) or part of the same "controlled group" as EDI for purposes of ERISA Section 302(d)(8)(C). No EDI Benefit Plan is a defined benefit pension plan subject to Title IV of ERISA or
Section 412 of the Code. Each of the EDI Benefit Plans has been maintained in material compliance with its terms and all applicable Law, except where the failure to do so would not be reasonably likely to result in an EDI Material Adverse Effect. Neither EDI nor any of its ERISA Affiliates (i) contributes to, has ever contributed to or has any outstanding liability with respect to, any Multiemployer Plan; or (ii) except as identified on Schedule 2.14(a), currently provides any post-employment welfare benefits except as required by the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA").

           (b) Except as set forth in Schedule 2.14(b) attached hereto, the consummation of the transactions contemplated by this Agreement will not (i) entitle any individual to severance pay, or (ii) accelerate the time of payment or vesting of benefits or increase the amount of compensation due to any individual.

           2.15 TAXES AND RETURNS. (a) Except as set forth on Schedule 2.15, EDI and each EDI Subsidiary has timely filed, or caused to be timely filed all material Tax Returns (as defined below) required to be filed by it, and has paid, collected or withheld, or caused to be paid, collected or withheld, all material amounts of Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the EDI Financial Statements have been established or which are being contested in good faith and with respect to which EDI is maintaining reserves adequate for their payment. There are no claims or assessments pending against EDI or any EDI Subsidiary for any alleged deficiency in any Tax, and EDI has not been notified in writing of any proposed Tax claims or assessments against EDI or any EDI Subsidiary (other than in each case, claims or assessments for which adequate reserves in the EDI Financial Statements have been established or which are being contested in good faith and with respect to which EDI is maintaining reserves adequate for their payment or are immaterial in amount). Neither EDI nor any EDI Subsidiary has any waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes. Except as set forth on Schedule 2.15, there are no outstanding requests by EDI or any EDI Subsidiary for any extension of time within which to file any material Tax Return or within which to pay any material amounts of Taxes shown to be due on any return. EDI has taken all steps to ensure it has and, at the Effective Time, shall have full use of all tax loss carryforwards reflected on its Form 10-KSB for the fiscal year ended September 30, 1997.

                     (b) To the best knowledge of EDI, there are no liens for material amounts of Taxes on the assets of EDI or any EDI Subsidiary except for statutory liens for current Taxes not yet due and payable.

                     (c) No examination or audit of any Tax Returns of EDI or any of the EDI Subsidiaries by any Governmental Authority is currently in progress or, to the best knowledge of EDI, threatened or contemplated.

                     (d) EDI has not taken or agreed to take any action that would prevent the Merger from constituting a tax-free reorganization under the provisions of Section 368 of the Code.

                     (e) For purposes of this Agreement, the term "Tax" shall mean any federal, state, local, foreign or provincial income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, alternative or added minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty imposed by any Governmental Authority. The term "Tax Return" shall mean a report, return or other information (including any attached schedules or any amendments to such report, return or other information) required to be supplied to or filed with a governmental entity with respect to any Tax, including an information return, claim for refund, amended return or declaration or estimated Tax.

           2.16 FAIRNESS OPINION. EDI has received the opinion of Alliant Partners to the effect that, as of the date hereof, the Merger Consideration is fair to the holders of EDI Stock from a financial point of view.

           2.17 TAKEOVER STATUTES. Assuming Bowmar and its "associates" and "affiliates" (as defined in Section 203 of the Delaware Code) collectively beneficially own and have beneficially owned at all times during the three year period prior to the date hereof less than fifteen percent (15%) of the EDI Shares outstanding, Section 203 of the Delaware Code is, and shall be, inapplicable to the Merger, this Agreement and the transactions contemplated hereby and thereby. The foregoing notwithstanding, the Board of Directors of EDI has approved the Merger and this Agreement, and such approval is sufficient to render inapplicable to the Merger, this Agreement and the transactions contemplated by this Agreement, the provisions of Section 203 of the Delaware Code.

           2.18 INTELLECTUAL PROPERTY RIGHTS. To the knowledge of EDI, EDI and the EDI Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (collectively "Intellectual Property Rights") to conduct their respective businesses as now conducted, except to the extent that the failure to possess such rights or licenses would not have an EDI Material Adverse Effect. EDI and the EDI Subsidiaries do not have any knowledge of any infringement by EDI or the EDI Subsidiaries of any Intellectual Property Rights of others, and except as set forth on Schedule 2.18, there is no claim, action or proceeding being made or brought against, or to EDI's knowledge, being threatened against, EDI or any EDI Subsidiary regarding any Intellectual Property Rights or other infringement; and EDI and the EDI Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing, except for such facts and circumstances which would not have, individually or in the aggregate, an EDI Material Adverse Effect.

           2.19 CERTAIN BUSINESS RELATIONSHIPS WITH AFFILIATES. Except as set forth in the EDI Securities Filings, as disclosed on Schedule 2.19 or by virtue of the Merger, since the date of EDI's last proxy statement to its shareholders, no event has occurred that would be required to be reported by EDI as a Certain Relationship or Related Transaction pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.

           2.20      ENVIRONMENTAL MATTERS.  (a) Except as set forth in Schedule
2.20 hereto and except as to such matters which, individually or in the aggregate, could not reasonably be expected to have an EDI Material Adverse Effect, (i) neither EDI nor any EDI Subsidiary has ever generated, transported, used, stored, treated, disposed of, or managed any Hazardous Waste (as hereinafter defined) in a manner not in compliance with applicable Environmental Law (as hereinafter defined); (ii) to the best knowledge of EDI, no Hazardous Material (as hereinafter defined) has ever been or is threatened to be spilled, released, or disposed of at any site presently or formerly owned, operated, leased, or used by EDI or any EDI Subsidiary, or has ever come to be located in the soil or groundwater at any such site; (iii) no Hazardous Material has ever been transported from any site presently or formerly owned, operated, leased, or used by EDI or any EDI Subsidiary for treatment, storage, or disposal at any other place other than in compliance with applicable Environmental Laws; (iv) neither EDI nor any EDI Subsidiary presently owns, operates, leases, or uses, or previously owned, operated, leased, or used any site on which underground storage tanks are or were located from which a release occurred; and (v) no lien has ever been imposed by any governmental agency on any property, facility, machinery, or equipment owned, operated, leased, or used by EDI or any EDI Subsidiary in connection with the presence of any Hazardous Material.

                     (b) Except as set forth in Schedule 2.20 hereto, (i) neither EDI nor any EDI Subsidiary has any material liability under, nor has EDI or any EDI Subsidiary ever violated in any material respect, any Environmental Law (as hereinafter defined); (ii) EDI and each EDI Subsidiary, any property owned, operated, leased, or used by any of them, and any facilities and operations thereon are presently in compliance in all material respects with all applicable Environmental Laws; (iii) neither EDI nor any EDI Subsidiary has ever entered into or been subject to any judgment, consent decree, compliance order, or administrative order with respect to any environmental or health and safety matter or received any request for information, notice, demand letter, administrative inquiry, or formal or informal complaint or claim with respect to any environmental or health and safety matter or the enforcement of any Environmental Law; and (iv) neither EDI nor any EDI Subsidiary has any reason to believe that any of the items enumerated in clause (iii) of this paragraph will be forthcoming.

                     (c) Except as set forth in Schedule 2.20 hereto, and to the best knowledge of EDI, no site owned, operated, leased, or used by EDI or any EDI Subsidiary contains any asbestos or asbestos-containing material, any polychlorinated biphenyls (PCBs) or equipment containing PCBs, or any urea formaldehyde foam insulation.

                     (d) EDI has provided to Bowmar copies of all material documents, records, and information in EDI's possession or control concerning any environmental or health and safety matter relevant to EDI or any sites formerly or currently owned, operated, leased or used by EDI or any EDI Subsidiary, whether generated by EDI or any EDI Subsidiary, or others, including, without limitation, environmental audits, environmental risk assessments, site assessments, documentation regarding off-site disposal of Hazardous Materials, spill control plans, and reports, correspondence, permits, licenses, approvals, consents, and other authorizations related to environmental or health and safety matters issued by any governmental agency. In addition, EDI has disclosed to Bowmar all sites formerly or currently owned, operated, leased or used by EDI or any EDI Subsidiary.

                     (e) For purposes of this Agreement, (i) "Hazardous Material" shall mean and include any hazardous waste, hazardous material, hazardous substance, petroleum product, oil, toxic substance, pollutant, or contaminant, as defined or regulated under any Environmental Law, or any other substance which may pose a threat to the environment or to human health or safety; (ii) "Hazardous Waste" shall mean and include any hazardous waste as defined or regulated under any Environmental Law; and (iii) "Environmental Law" shall mean any environmental or health and safety-related law, regulation, rule, ordinance, or by-law at the foreign, national, state, or local level, whether existing as of the date hereof, previously enforced, or subsequently enacted. For the purposes of this Section 2.20, (x) "EDI" shall mean and include EDI, its predecessors and all other entities for whose conduct EDI is or may be held responsible under any Environmental Law; and (y) "EDI Subsidiary" shall mean and include each respective EDI Subsidiary, its predecessors and all other entities for whose conduct such EDI Subsidiary is or may be held responsible under any Environmental Law.

           2.21 LABOR MATTERS. Except as set forth on Schedule 2.21 hereto, neither EDI nor any EDI Subsidiary is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization. There are no unfair labor practice or labor arbitration proceedings pending or, to the best knowledge of EDI, threatened against EDI or any EDI Subsidiary relating to their business. To the best knowledge of EDI, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of EDI or any EDI Subsidiary.

           2.22 DISCLOSURE. Neither this Agreement nor any certificate required to be furnished by EDI to Bowmar, the Acquisition Subsidiary or any Bowmar Subsidiary in connection with this Agreement or the transactions contemplated hereby contains any untrue statement of a material fact concerning EDI or any EDI Subsidiary or omits to state a material fact concerning EDI or any EDI Subsidiary necessary to make the statements herein or therein not misleading in light of the circumstances in which they were made.

                                   ARTICLE III
                        REPRESENTATIONS, WARRANTIES AND
                          CERTAIN COVENANTS OF BOWMAR

           Bowmar represents, warrants and/or covenants to and with EDI as follows:

           3.1 ORGANIZATION AND GOOD STANDING. Bowmar, Acquisition Subsidiary and each subsidiary of Bowmar (the "Bowmar Subsidiary") is a corporation or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate or partnership power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Bowmar and each of the Bowmar Subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a material adverse effect on the business, assets (including, but not limited to, intangible assets), condition (financial or otherwise), properties (including, but not limited to, intangible properties), liabilities or the results of operations of Bowmar and the Bowmar Subsidiaries taken as a whole ("Bowmar Material Adverse Effect"). Schedule 3.1 hereto contains a complete and accurate list of the jurisdiction of incorporation or organization and qualification or license of Bowmar and each Bowmar Subsidiary. Bowmar has heretofore made available to EDI accurate and complete copies of the Articles of Incorporation and Bylaws, as currently in effect, of Bowmar and each Bowmar Subsidiary.

           3.2 CAPITALIZATION. As of the date hereof, the authorized capital stock of Bowmar consists of 15,000,000 shares of Bowmar Stock, and 500,000 shares of preferred stock, par value $1.00 per share ("Bowmar Preferred Shares"). As of April 30, 1998, (a) 6,674,492 shares of Bowmar Stock were issued and outstanding, and (b) 119,906 shares of Bowmar Preferred Shares were outstanding. No other capital stock of Bowmar is authorized or issued. All issued and outstanding shares of the Bowmar Stock and Bowmar Preferred Stock are duly authorized, validly issued, fully paid and non-assessable and were issued free of preemptive rights and in compliance with applicable securities Laws. Except as set forth in the Bowmar Securities Filings (as hereinafter defined) or on Schedule 3.2 attached hereto, or as otherwise contemplated by this Agreement, as of the date hereof there are no outstanding rights, subscriptions, warrants, puts, calls, unsatisfied preemptive rights, options or other agreements of any kind to which Bowmar is bound relating to any of the outstanding, authorized but unissued, unauthorized or treasury shares of the capital stock or any other security of Bowmar, and there is no authorized or outstanding security of any kind convertible into or exchangeable for any such capital stock or other security. Except as disclosed in the Bowmar Securities Filings, there are, to the best knowledge of Bowmar, no restrictions upon the transfer of or otherwise pertaining to the securities (including, but not limited to, the ability to pay dividends thereon) or retained earnings of Bowmar and the Bowmar Subsidiaries or the ownership thereof other than those imposed by the Securities Act, the Securities Exchange Act, applicable state securities Laws or applicable corporate Law. Neither Bowmar nor any Bowmar Subsidiary beneficially owns any shares of EDI Common Stock.

           3.3 SUBSIDIARIES. Schedule 3.3 attached hereto sets forth the name and jurisdiction of incorporation or organization of each Bowmar Subsidiary, each of which is wholly owned by Bowmar except as otherwise indicated on said Schedule 3.3. Except as set forth on Schedule 3.3 attached hereto, all of the capital stock and other interests of the Bowmar Subsidiaries so held by Bowmar are owned by it or a Bowmar Subsidiary as indicated on said
Schedule 3.3, free and clear of any claim, lien, encumbrance, security interest or agreement with respect thereto. All of the outstanding shares of capital stock in each of the Bowmar Subsidiaries held directly or indirectly by Bowmar are duly authorized, validly issued, fully paid and non-assessable and were issued free of preemptive rights and in compliance with applicable

Laws. There are no irrevocable proxies or similar obligations with respect to such capital stock of the Bowmar Subsidiaries held by Bowmar and no equity securities or other interests of any of the Bowmar Subsidiaries are or may become required to be issued or purchased by reason of any options, warrants, rights to subscribe to, puts, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock of any Bowmar Subsidiary, and there are no contracts, commitments, understandings or arrangements by which any Bowmar Subsidiary is bound to issue additional shares of its capital stock, or options, warrants or rights to purchase or acquire any additional shares of its capital stock or securities convertible into or exchangeable for such shares.

           3.4 AUTHORIZATION; BINDING AGREEMENT. Bowmar and Acquisition Subsidiary have all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the other agreements and documents referred to herein to which Bowmar or Acquisition Subsidiary is or will be a party or a signatory (the "Bowmar Ancillary Agreements") and the consummation of the transactions contemplated hereby and thereby, including, but not limited to, the Merger, have been duly and validly authorized by the respective Boards of Directors of Bowmar and Acquisition Subsidiary, as appropriate, and no other corporate proceedings on the part of Bowmar, Acquisition Subsidiary or any Bowmar Subsidiary are necessary to authorize the execution and delivery of this Agreement and the Bowmar Ancillary Agreements or to consummate the transactions contemplated hereby or thereby (other than the requisite approval by the Bowmar shareholders of the adoption of this Agreement, the approval of the Merger and of the Bowmar Proposals, and the requisite approval by the sole shareholder of Acquisition Subsidiary of this Agreement and the Merger). This Agreement has been duly and validly executed and delivered by each of Bowmar and Acquisition Subsidiary and constitutes, and upon execution and delivery thereof as contemplated by this Agreement, the Bowmar Ancillary Agreements will constitute, the legal, valid and binding agreements of Bowmar and Acquisition Subsidiary, enforceable against each of Bowmar and Acquisition Subsidiary in accordance with its and their respective terms, subject to the Enforceability Exceptions.

           3.5 GOVERNMENTAL APPROVALS. No Consent from or with any Governmental Authority on the part of Bowmar or any of the Bowmar Subsidiaries is required in connection with the execution or delivery by Bowmar of this Agreement and the Bowmar Ancillary Agreements or the consummation by Bowmar of the transactions contemplated hereby or thereby other than (i) the filing of the Certificate of Merger with the Secretary of State of Delaware in accordance with the Delaware Code; (ii) filings with the SEC, state securities laws administrators, the American Stock Exchange and applicable Indiana Governmental Authorities, (iii) filings under the HSR Act, if required; (iv) those Consents, if any, required by or related to contracts pursuant to which Bowmar provides, directly or indirectly, goods or services to any Governmental Authority, all as identified on Schedule 3.5 attached hereto; and (v) those Consents that, if they were not obtained or made, do not or would not have a Bowmar Material Adverse Effect or materially and adversely affect the ability of Bowmar to perform its obligations set forth herein or to consummate the transactions contemplated hereby.

           3.6 NO VIOLATIONS. Except as set forth on Schedule 3.6 hereto, the execution and delivery of this Agreement and the Bowmar Ancillary Agreements, the consummation of the transactions contemplated hereby and thereby and compliance by Bowmar with any of the provisions hereof or thereof will not
(i) conflict with or result in any breach of any provision of the Articles of Incorporation or Bylaws or other governing instruments of Bowmar or any of the Bowmar Subsidiaries, (ii) require any Consent under or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or augment the performance required) under any of the terms, conditions or provisions of any Bowmar Material Contract (as hereinafter defined), (iii) result in the creation or imposition of any lien or encumbrance of any kind upon any of the assets of Bowmar or any Bowmar Subsidiary, or (iv) subject to obtaining the Consents from Governmental Authorities referred to in Section 3.5, above, contravene any Law currently in effect to which Bowmar or any Bowmar Subsidiary or its or any of their respective assets or properties are subject, except in the case of clauses (ii), (iii) and (iv), above, for any deviations from the foregoing which do not or would not have a Bowmar Material Adverse Effect.

           3.7 SECURITIES FILINGS AND LITIGATION. Bowmar has made available to EDI true and complete copies of (i) its Annual Reports on Form 10-K, as amended, for the years ended September 27, 1997, September 28, 1996 and September 30, 1995, or periods included therein, as filed with the SEC, (ii) its proxy statements relating to all of the meetings of shareholders (whether annual or special) of Bowmar since January 1, 1995, as filed with the SEC, and (iii) all other reports, statements and registration statements and amendments thereto (including, without limitation, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as amended) filed by Bowmar with the SEC since January 1, 1995. The reports and statements set forth in clauses (i) through (iii), above, and those subsequently provided or required to be provided pursuant to this Section, are referred to collectively as the "Bowmar Securities Filings." As of their respective dates, or as of the date of the last amendment thereof, if amended after filing, none of the Bowmar Securities Filings (including all schedules thereto and disclosure documents incorporated by reference therein), contained or, as to Bowmar Securities Filings subsequent to the date hereof, will contain any untrue statement of a material fact or omitted or, as to Bowmar Securities Filings subsequent to the date hereof, will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the Bowmar Securities Filings at the time of filing or as of the date of the last amendment thereof, if amended after filing, complied or, as to Bowmar Securities Filings subsequent to the date hereof, will comply in all material respects with the Securities Exchange Act or the Securities Act, as applicable. Bowmar has timely filed all reports, statements, registration statements and other filings required to be filed by it under the Securities Exchange Act and the Securities Act, as applicable. Except as disclosed in the Bowmar Securities Filings or on Schedule 3.7, there is no Litigation pending or, to the knowledge of Bowmar, threatened against Bowmar or any Bowmar Subsidiary, any officer, director, employee or agent thereof, in his or her capacity as such, or as a fiduciary with respect to any Bowmar Benefit Plan, as hereinafter defined, or otherwise relating to Bowmar or any Bowmar Subsidiary or the securities of any of them, or any properties or rights of Bowmar or any Bowmar Subsidiary or any Bowmar Benefit Plan which is required to be described in any Bowmar Securities Filing that is not so described. No event has occurred as a consequence of which Bowmar would be required to file a Current Report on Form 8-K pursuant to the requirements of the Securities Exchange Act as to which such a report has not been timely filed with the SEC.

           3.8 BOWMAR FINANCIAL STATEMENTS. The audited consolidated financial statements and unaudited interim financial statements of Bowmar included in the Bowmar Securities Filings (the "Bowmar Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and present fairly, in all material respects, the financial position of Bowmar and the Bowmar Subsidiaries as at the dates thereof and the results of their operations and cash flows for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments, any other adjustments described therein and the fact that certain information and notes have been condensed or omitted in accordance with the Securities Exchange Act.

           3.9 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in the Bowmar Securities Filings filed and publicly available prior to the date of this Agreement or in Schedule 3.9 attached hereto or as permitted by Section 5.1, since September 27, 1997, (i) there has not been any event, occurrence, fact, condition, change, development or effect ("Event") that has had or could reasonably be expected to have a Bowmar Material Adverse Effect; (ii) Bowmar and the Bowmar Subsidiaries have operated only in the ordinary course of business and consistent with past practice; and (iii) without limiting the generality of the foregoing and except as disclosed on Schedule 3.9 attached hereto, there has not been, occurred or arisen:

                     (a) any declaration, payment or setting aside for payment of any dividend (except to Bowmar or a Bowmar Subsidiary and dividends required under the present terms of the Bowmar Preferred Stock) or other distribution or any redemption, purchase or other acquisition of any shares of capital stock or securities of Bowmar by or from Bowmar;

                     (b) any employment, deferred compensation or other salary, wage or compensation contract entered into between Bowmar and any Bowmar employee, except for normal and customary contracts in the ordinary course of business and consistent with past practice; or any increase in the salary, wages or other compensation of any kind, whether current or deferred, of any Bowmar employee, other than routine increases that were made in the ordinary course of business and consistent with past practices; or any creation of any benefit plan or amendment or modification of any benefit plan; or any election by or on behalf of Bowmar made pursuant to the provisions of any benefit plan to accelerate any payments, obligations or vesting schedules under any benefit plans;

                     (c) any issuance, sale or disposition by Bowmar of any debenture, note, stock or other security issued by Bowmar, or any modification or amendment of any right of the holder of any outstanding debenture, note, stock or other security issued by Bowmar;

                     (d) any liability involving the borrowing of money by Bowmar except in the ordinary course of business and consistent with past practices;

                     (e) except for fair value received, in the ordinary course of business and consistent with past practices, any cancellation of any liability owed to Bowmar by any other person; or

                     (f) any amendment to the Certificate of Incorporation or By-laws of Bowmar.

           3.10 COMPLIANCE WITH LAWS. The business of Bowmar and each of Bowmar Subsidiary has been operated in compliance with all Laws, except for any instances of non-compliance which have not had and could not reasonably be expected to have a Bowmar Material Adverse Effect.

           3.11 PERMITS. (i) Bowmar and the Bowmar Subsidiaries have all permits, certificates, licenses, approvals and other authorizations required in connection with the operation of their business (collectively, "Bowmar Permits"), (ii) neither Bowmar nor any Bowmar Subsidiary is in violation of any Bowmar Permit, and (iii) no proceedings are pending or, to the knowledge of Bowmar, threatened, to revoke or limit any Bowmar Permit, except, in each case, those the absence or violation of which could not reasonably be expected to have a Bowmar Material Adverse Effect.

           3.12 FINDERS AND INVESTMENT BANKERS. Neither Bowmar nor any of its officers or directors has entered into any contract, arrangement or understanding with any broker, finder or other person, other than Needham & Co., or otherwise incurred any liability for any brokerage fees, commissions, finders' fees or like payments in connection with the transactions contemplated hereby.

           3.13 CONTRACTS. Except as set forth in the Bowmar Securities Filings or in Schedule 3.13, neither Bowmar nor any Bowmar Subsidiary is a party or is subject to any note, bond, mortgage, indenture, contract, lease, license, agreement, understanding, instrument, bid or proposal that is material to the business or operations of Bowmar ("Bowmar Material Contract"). Bowmar has made available to EDI true and accurate copies of the Bowmar Material Contracts. All such Bowmar Material Contracts are valid and binding and are in full force and effect and enforceable against Bowmar or such subsidiary in accordance with their respective terms, subject to the Enforceability Exceptions and assuming the due authorization of the other party or parties thereto. Except as referenced in Section 3.6 above, (i) no Consent of any person is needed in order that each such Bowmar Material Contract shall continue in full force and effect in accordance with its terms without penalty, acceleration or rights of early termination by reason of the consummation of the transactions contemplated by this Agreement, except for Consents the absence of which would not reasonably be expected to have a Bowmar Material Adverse Effect, and (ii) neither Bowmar nor any Bowmar Subsidiary is in violation or breach of or default under any such Bowmar Material Contract, nor to Bowmar's knowledge is any other party to any such Bowmar Material Contract in violation or breach of or default under any such Bowmar Material Contract in each case where such violation or breach would have Bowmar Material Adverse Effect.

           3.14      EMPLOYEE BENEFIT PLANS.  (a) Except as set forth in
Schedule 3.14(a) attached hereto, there are no Benefit Plans maintained or contributed to by Bowmar or any of its ERISA Affiliates ("Bowmar Benefit Plan"). Each of the Bowmar Benefit Plans has been maintained in material compliance with its terms and all applicable Law, except where the failure to do so would not be reasonably likely to result in a Bowmar Material Adverse Effect. Except as set forth on Schedule 3.14(a) attached hereto, no Bowmar Benefit Plan is a defined benefit pension plan subject to Title IV of ERISA or Section 412 of the Code. Except as set forth on Schedule 3.14(a), neither Bowmar nor any of its ERISA Affiliates (i) contributes to, has ever contributed to or has any outstanding liability with respect to, any Multiemployer Plan; or (ii) currently provides any post-employment welfare benefits except as required by COBRA.

                     (b) Except as set forth on Schedule 3.14(b) attached hereto, the consummation of the transactions contemplated by this Agreement will not (i) entitle any individual to severance pay; or (ii) accelerate the time of payment or vesting of benefits or increase the amount of compensation due to any individual.

           3.15 TAXES AND RETURNS. (a) Bowmar and each Bowmar Subsidiary has timely filed, or caused to be timely filed all material Tax Returns required to be filed by it, and has paid, collected or withheld, or caused to be paid, collected or withheld, all material amounts of Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the Bowmar Financial Statements have been established or which are being contested in good faith and with respect to which Bowmar is maintaining reserves adequate for their payment. There are no claims or assessments pending against Bowmar or any Bowmar Subsidiary for any alleged deficiency in any Tax, and Bowmar has not been notified in writing of any proposed Tax claims or assessments against Bowmar or any Bowmar Subsidiary (other than in each case, claims or assessments for which adequate reserves in the Bowmar Financial Statements have been established or which are being contested in good faith and with respect to which Bowmar is maintaining reserves adequate for their payment or are immaterial in amount). Neither Bowmar nor any Bowmar Subsidiary has any waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes. There are no outstanding requests by Bowmar or any Bowmar Subsidiary for any extension of time within which to file any material Tax Return or within which to pay any material amounts of Taxes shown to be due on any return.

                     (b) To the best knowledge of Bowmar, there are no liens for material amounts of Taxes on the assets of Bowmar or any Bowmar Subsidiary except for statutory liens for current Taxes not yet due and payable.

                     (c) No examination or audit of any Tax Returns of Bowmar or any of the Bowmar Subsidiaries by any Governmental Authority is currently in progress or, to the best knowledge of Bowmar, threatened or contemplated.

                     (d) Bowmar has not taken or agreed to take any action that would prevent the Merger from constituting a tax-free reorganization under the provisions of Section 368 of the Code.

           3.16 FAIRNESS OPINION. Bowmar received the opinion of Needham & Co. to the effect that, as of the date hereof, the Merger Consideration is fair to the holders of Bowmar Stock from a financial point of view.

           3.17 TAKEOVER STATUTES. Assuming EDI and its "associates" and "affiliates" (as defined in Section 23-1-43 of the Indiana Business Corporation
Law) collectively beneficially own and have owned at all times during the five year period prior to the date hereof less than ten percent (10%) of the Bowmar Stock outstanding, Section 23-1-43-18 of the Indiana Business Corporation Law is, and shall be, inapplicable to the Merger, this Agreement and the transactions contemplated hereby and thereby. The foregoing notwithstanding, the Board of Directors of Bowmar has approved the Merger, this Agreement, and the agreements contemplated by this Agreement, and such approval is sufficient to render inapplicable to the Merger, this Agreement and the transactions and agreements contemplated by this Agreement, the provisions of Section 23-1-43-18 of the Indiana Business Corporation Law.

           3.18 BOWMAR RIGHTS PLAN. Under the Rights Agreement between Bowmar and American Stock Transfer and Trust Company, dated as of December 6, 1996 (the "Bowmar Rights Agreement"), neither EDI nor any stockholder of EDI or any Affiliate or Associate (as such terms are defined in the Bowmar Rights Agreement) of EDI or any such stockholder of EDI, will become an "Acquiring Person"; no "Share Acquisition Date" or "Distribution Date" (as such terms are defined in the Bowmar Rights Agreement) will occur; and the holders of any rights issued pursuant to the Bowmar Rights Agreement will not be entitled to receive any benefits under the Bowmar Rights Agreement as a result of the approval, execution or delivery of this Agreement or the consummation of the transactions contemplated hereby. From and after the date of this Agreement until the Effective Time, Bowmar shall not take any action that would cause EDI or any stockholder of EDI or any Affiliate or Associate of EDI or any such stockholder to become an "Acquiring Person" under the Bowmar Rights Agreement, or that would cause a "Share Acquisition Date" or "Distribution Date" to occur or give the holders of any Rights any benefits under the Bowmar Rights Agreement, as a result of the Merger or any of the transactions contemplated by this Agreement.

           3.19 INTELLECTUAL PROPERTY RIGHTS. To the knowledge of Bowmar, Bowmar and the Bowmar Subsidiaries own or possess adequate rights or licenses to use all Intellectual Property Rights to conduct their respective businesses as now conducted, except to the extent that the failure to possess such rights or licenses would not have a Bowmar Material Adverse Effect. Bowmar and the Bowmar Subsidiaries do not have any knowledge of any infringement by Bowmar or the Bowmar Subsidiaries of any Intellectual Property Rights of others, and except as set forth on Schedule 3.19, there is no claim, action or proceeding being made or brought against, or to Bowmar's knowledge, being threatened against, Bowmar or any Bowmar Subsidiary regarding any Intellectual Property Rights or other infringement; and Bowmar and the Bowmar Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing, except for such facts and circumstances which would not have, individually or in the aggregate, a Bowmar Material Adverse Effect.

           3.20 CERTAIN BUSINESS RELATIONSHIPS WITH AFFILIATES. Except as set forth in the Bowmar Securities Filing, as disclosed on Schedule 3.20 or by virtue of the Merger, since the date of Bowmar's last proxy statement to its shareholders, no event has occurred that would be required to be reported by Bowmar as a Certain Relationship or Related Transaction pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.

           3.21      ENVIRONMENTAL MATTERS.  (a) Except as set forth in Schedule
3.21 hereto and except as to such matters which, individually or in the aggregate, could not reasonably be expected to have a Bowmar Material Adverse Effect, (i) neither Bowmar nor any Bowmar Subsidiary has ever generated, transported, used, stored, treated, disposed of, or managed any Hazardous Waste in a manner not in compliance with applicable Environmental Law; (ii) to the best knowledge of Bowmar, no Hazardous material has ever been or is threatened to be spilled, released, or disposed of at any site presently or formerly owned, operated, leased, or used by Bowmar or any Bowmar Subsidiary, or has ever come to be located in the soil or groundwater at any such site; (iii) no Hazardous Material has ever been transported from any site presently or formerly owned, operated, leased, or used by Bowmar or any Bowmar Subsidiary for treatment, storage, or disposal at any other place other than in compliance with applicable Environmental Laws; (iv) neither Bowmar nor any Bowmar Subsidiary presently owns, operates, leases, or uses, or previously owned, operated, leased, or used any site on which underground storage tanks are or were located from which a release occurred; and (v) no lien has ever been imposed by any governmental agency on any property, facility, machinery, or equipment owned, operated, leased, or used by Bowmar or any Bowmar Subsidiary in connection with the presence of any Hazardous Material.

                     (b) Except as set forth in Schedule 3.21 hereto, (i) neither Bowmar nor any Bowmar Subsidiary has any material liability under, nor has Bowmar or any Bowmar Subsidiary ever violated in any material respect, any Environmental Law; (ii) Bowmar and each Bowmar Subsidiary, any property owned, operated, leased, or used by any of them, and any facilities and operations thereon are presently in compliance in all material respects with all applicable Environmental Laws; (iii) neither Bowmar nor any Bowmar Subsidiary has ever entered into or been subject to any judgment, consent decree, compliance order, or administrative order with respect to any environmental or health and safety matter or received any request for information, notice, demand letter, administrative inquiry, or formal or informal complaint or claim with respect to any environmental or health and safety matter or the enforcement of any Environmental Law; and (iv) neither Bowmar nor any Bowmar Subsidiary has any reason to believe that any of the items enumerated in clause (iii) of this paragraph will be forthcoming.

                     (c) Except as set forth in Schedule 3.21 hereto, and to the best knowledge of Bowmar, no site owned, operated, leased or used by Bowmar or any Bowmar Subsidiary contains any asbestos or asbestos-containing material, any PCBs or equipment containing PCBs, or any urea formaldehyde foam insulation.

                     (d) Bowmar has provided to EDI copies of all material documents, records, and information in Bowmar's possession or control concerning any environmental or health and safety matter relevant to Bowmar or any sites formerly or currently owned, operated, leased or used by Bowmar or any Bowmar Subsidiary, whether generated by Bowmar or any Bowmar Subsidiary, or others, including, without limitation, environmental audits, environmental risk assessments, site assessments, documentation regarding off-site disposal of

Hazardous Materials, spill control plans, and reports, correspondence, permits, licenses, approvals, consents, and other authorizations related to environmental or health and safety matters issued by any governmental agency. In addition, Bowmar has disclosed to EDI all sites formerly or currently owned, operated, leased or used by Bowmar or any Bowmar Subsidiary.

                     (e) For purposes of this Section 3.21, (i) "Bowmar" shall mean and include Bowmar, its predecessors and all other entities for whose conduct Bowmar is or may be held responsible under any Environmental Law and
(ii) "Bowmar Subsidiary" shall mean and include each respective Bowmar Subsidiary, its predecessors and all other entities for whose conduct such Bowmar Subsidiary is or may be held responsible under any Environmental Law.

           3.22 LABOR MATTERS. Except as set forth on Schedule 3.22 hereto, neither Bowmar nor any Bowmar Subsidiary is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization. There are no unfair labor practice or labor arbitration proceedings pending or, to the best knowledge of Bowmar, threatened against Bowmar or any Bowmar Subsidiary relating to their business. To the best knowledge of Bowmar, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of Bowmar or any Bowmar Subsidiary.

           3.23 DISCLOSURE. Neither this Agreement nor any certificate required to be furnished by Bowmar to EDI or any EDI Subsidiary in connection with this Agreement or the transactions contemplated hereby contains any untrue statement of a material fact concerning Bowmar, the Acquisition Subsidiary or any Bowmar Subsidiary or omits to state a material fact concerning Bowmar, the Acquisition Subsidiary or any Bowmar Subsidiary necessary to make the statements herein or therein not misleading in light of the circumstances in which they were made.

                                   ARTICLE IV
                          ADDITIONAL COVENANTS OF EDI

           EDI represents, covenants and agrees as follows:

           4.1 CONDUCT OF BUSINESS OF EDI AND EDI SUBSIDIARIES. Except as expressly contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, EDI shall conduct, and it shall cause the EDI Subsidiaries to conduct, its or their businesses in the ordinary course and consistent with past practice, subject to the limitations contained in this Agreement, and EDI shall, and it shall cause the EDI Subsidiaries to, use its or their reasonable business efforts to preserve intact its business organization, to keep available the services of its officers and employees and to maintain satisfactory relationships with all persons with whom it does business. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement or as otherwise set forth in the EDI Disclosure Letter (as hereinafter defined), after the date of this Agreement and prior to the Effective Time, neither EDI nor any EDI Subsidiary will, without the prior written consent of Bowmar:

                     (i) amend or propose to amend its Certificate of Incorporation or Bylaws in any material respect;

                     (ii) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any shares of, or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any shares of, the capital stock or other securities of EDI or any EDI Subsidiary including, but not limited to, any securities convertible into or exchangeable for shares of stock of any class of EDI or any EDI Subsidiary, except for the issuance of shares of EDI Common Stock pursuant to the exercise of stock options or warrants outstanding on the date of this Agreement in accordance with their present terms or pursuant to EDI's employee stock purchase plan;

                     (iii) split, combine or reclassify any shares of its capital stock or declare, pay or set aside any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

                     (iv) (a) create, incur or assume any debt in excess of $500,000 or obligations in respect of capital leases, except pursuant to existing agreements and pursuant to refinancings of existing obligations on terms that are no less favorable to EDI or the EDI Subsidiaries than the existing terms; (b) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, indirectly, contingently or otherwise) for the obligations of any person; (c) make any capital expenditures in excess of $500,000 or make any loans, advances or capital contributions to, or investments in, any other person (other than to an EDI Subsidiary and customary travel, relocation or business advances to employees made in the ordinary course of business consistent with past practice); (d) acquire the stock or assets of, or merge or consolidate with, any other person; (e) voluntarily incur any material liability or obligation (absolute, accrued, contingent or otherwise); or (f) sell, transfer, mortgage, pledge or otherwise dispose of, or encumber, or agree to sell, transfer, mortgage, pledge or otherwise dispose of or encumber, any assets or properties, real, personal or mixed material to EDI and the EDI Subsidiaries taken as a whole other than to secure debt permitted under (a) of this clause (iv);

                     (v) increase in any manner the compensation of any of its officers or employees, hire or solicit for employment any person who is an employee of Bowmar, or enter into, establish, amend or terminate any employment, consulting, retention, change in control, collective bargaining, bonus or other incentive compensation, profit sharing, health or other welfare, stock option or other equity, pension, retirement, vacation, severance, deferred compensation or other compensation or benefit plan, policy, agreement, trust, fund or arrangement with, for or in respect of, any shareholder, officer, director, other employee, agent, consultant or affiliate other than as required pursuant to the terms of agreements in effect on the date of this Agreement;

                     (vi) except as disclosed on Schedule 4.1 attached hereto, enter into any lease or amend any lease of real property; or

                     (vii)      agree to do any of the foregoing.

           Furthermore, EDI covenants, represents and warrants that from and after the date of this Agreement, unless Bowmar shall otherwise expressly consent in writing, EDI shall, and EDI shall cause each EDI Subsidiary to, use its or their reasonable business efforts to comply in all material respects with all Laws applicable to it or any of its properties, assets or business and maintain in full force and effect all EDI Permits necessary for, or otherwise material to, such business.

           4.2 NOTIFICATION OF CERTAIN MATTERS. EDI shall give prompt written notice to Bowmar if any of the following occur after the date of this
Agreement: (i) any notice of, or other communication relating to, a default or Event which, with notice or lapse of time or both, would become a default under any EDI Material Contract which could reasonably be expected to have an EDI Material Adverse Effect; (ii) receipt of any notice or other communication in writing from any third party alleging that the Consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, provided that such Consent would have been required to have been disclosed in this Agreement; (iii) receipt of any material notice or other communication from any Governmental Authority (including, but not limited to, Nasdaq or any securities exchange) in connection with the transactions contemplated by this Agreement; (iv) the occurrence of an Event which could reasonably be expected to have an EDI Material Adverse Effect; (v) the commencement or threat of any Litigation involving or affecting EDI or any EDI Subsidiary, or any of their respective properties or assets, or, to its knowledge, any employee, agent, director or officer, in his or her capacity as such, of EDI or any EDI Subsidiary which, if pending on the date hereof, would have been required to have been disclosed in this Agreement or which relates to the consummation of the Merger or any material development in connection with any Litigation disclosed by EDI in or pursuant to this Agreement or the EDI Securities Filings; and (vi) the occurrence of any Event that could reasonably be expected to cause a breach by EDI of any provision of this Agreement or an EDI Ancillary Agreement, including such a breach that could occur if such Event had taken place on or prior to the date of this Agreement.

           4.3 ACCESS AND INFORMATION. Subject to the confidentiality obligations of Bowmar as set forth in Section 8.1 of this Agreement, between the date of this Agreement and the Effective Time, EDI and the EDI Subsidiary will give, and shall direct its accountants and legal counsel to give, Bowmar, its lenders and their respective authorized representatives (including, without limitation, financial advisors, accountants and legal counsel) at all reasonable times access as reasonably requested to all offices and other facilities and to all contracts, agreements, commitments, books and records (including, but not limited to, Tax Returns) of or pertaining to EDI and each EDI Subsidiary, will permit the foregoing to make such reasonable inspections as they may require and will cause its officers promptly to furnish Bowmar with (a) such financial and operating data and other information with respect to the business and properties of EDI and each EDI Subsidiary as Bowmar may from time to time reasonably request, and (b) a copy of each material report, schedule and other document filed or received by EDI or any EDI Subsidiary pursuant to the requirements of applicable securities laws or Nasdaq. All such information shall be deemed "Confidential Information" as such term is defined in those certain letter agreements dated March 10, 1997 and April 24, 1997 between EDI and Bowmar (the "Confidentiality Agreements"), except as otherwise provided in such Confidentiality Agreements.

           4.4 STOCKHOLDER APPROVAL. As soon as practicable, EDI will take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of approving the EDI Proposals and for such other purposes as may be necessary or desirable in connection with effectuating the transactions contemplated hereby. Except in the case where the Board of Directors of EDI determines in good faith, after receiving advice of counsel, that doing so could reasonably be expected to be a breach of the directors' fiduciary duties under applicable Law, the Board of Directors of EDI
(i) will recommend to the stockholders of EDI that they approve the EDI Proposals, and (ii) will use its reasonable best efforts to obtain any necessary approval by EDI's stockholders of the EDI Proposals including, without limitation, voting the EDI Shares held by such Directors for such adoption and approval.

           4.5 REASONABLE BUSINESS EFFORTS. Subject to the terms and conditions herein provided, EDI agrees to use its reasonable business efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Merger and the transactions contemplated by this Agreement including, but not limited to (i) obtaining the Consent of EDI's lenders and others to this Agreement and the transactions contemplated hereby,
(ii) the defending of any Litigation against EDI or any EDI Subsidiary challenging this Agreement or the consummation of the transactions contemplated hereby, (iii) obtaining all Consents from Governmental Authorities required for the consummation of the Merger and the transactions contemplated thereby, and
(iv) timely making all necessary filings under the HSR Act. Upon the terms and subject to the conditions hereof, EDI agrees to use reasonable business efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to satisfy the other conditions of the closing set forth herein.

           4.6 PUBLIC ANNOUNCEMENTS. So long as this Agreement is in effect, EDI shall not, and shall cause its affiliates not to, issue or cause the publication of any press release or any other announcement with respect to the Merger, the EDI Proposals or the transactions contemplated hereby or thereby without the consent of Bowmar, which consent shall not be unreasonably withheld, except where such release or announcement is required by applicable Law or pursuant to any applicable listing agreement with, or rules or regulations of, Nasdaq, in which case EDI, prior to making such announcement, shall consult with Bowmar regarding the same.

           4.7 COMPLIANCE. In consummating the Merger and the transactions contemplated hereby, EDI shall comply in all material respects with the provisions of the Securities Exchange Act and the Securities Act and shall comply, and/or cause the EDI Subsidiaries to comply or to be in compliance, in all material respects, with all other applicable Laws.

           4.8 NO SOLICITATION. (a) EDI shall, and shall direct and use reasonable efforts to cause its officers, directors, employees, representatives and agents to, immediately cease any discussions or negotiations with any parties that may be ongoing with respect to a EDI Takeover Proposal (as hereinafter defined). EDI shall not, nor shall it permit any EDI Subsidiary to, nor shall it authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any EDI Subsidiary to, directly or indirectly, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed or reasonably likely to facilitate, any inquiries or the making of any proposal which constitutes, or would reasonably be expected to lead to, any EDI Takeover Proposal or (ii) participate in any discussions or negotiations regarding any EDI Takeover Proposal; provided, however, that if, at any time prior to the Effective Time, the Board of Directors of EDI determines in good faith, after consultation with legal and financial advisors, that an EDI Takeover Proposal may reasonably be expected to lead to an EDI Superior Proposal (as defined below), EDI may, in response to an EDI Takeover Proposal which was not solicited, initiated or encouraged subsequent to the date hereof, and subject to compliance with Section 4.8(b), (x) furnish information with respect to EDI to any person pursuant to a customary confidentiality agreement (as determined by EDI after consultation with its outside counsel) and (y) participate in negotiations regarding such EDI Takeover Proposal. "EDI Takeover Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of 15% or more of the assets of EDI and the EDI Subsidiaries or 15% or more of any class of equity securities of EDI or any EDI Subsidiary, any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of EDI or any EDI Subsidiaries, any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving EDI or any EDI Subsidiary, other than the transactions contemplated by this Agreement.

                     (b) In addition to the obligations of EDI set forth in paragraph (a) of this Section 4.8, EDI shall notify Bowmar orally and in writing promptly, but in no event later than 48 hours after receipt by EDI of any request for information or of any EDI Takeover Proposal, the material terms and conditions of such request or EDI Takeover Proposal and the identity of the person making such request or EDI Takeover Proposal.

                     (c) Nothing contained in this Section 4.8 shall prohibit EDI from taking and disclosing to its stockholders a position contemplated by Rule 14d-9 and Rule 14e-2 or any other applicable rule promulgated under the Securities Exchange Act or from making any disclosure to EDI's stockholders if, in the good faith judgment of the Board of Directors of EDI, after consultation with outside counsel, failure so to disclose would be inconsistent with its fiduciary duties to EDI's stockholders under applicable law.

           4.9 SEC AND STOCKHOLDER FILINGS. EDI shall send to Bowmar a copy of all material public reports and materials as and when it sends the same to its stockholders, the SEC or any state or foreign securities commission.

           4.10 TAX OPINION CERTIFICATION. EDI shall execute and deliver a certificate in a form satisfactory to the counsel of both EDI and Bowmar, signed by an officer of EDI setting forth factual representations and covenants that will serve as a basis for the tax opinions required pursuant to Section 6.1.8 of this Agreement ("EDI Tax Opinion Certificate").

           4.11 AFFILIATE AGREEMENTS. EDI shall use reasonable business efforts to ensure that each person who is or may be an "affiliate" of EDI within the meaning of Rule 145 promulgated under the Securities Act shall enter into an agreement in the form attached hereto as Schedule 4.11.

           4.12 TAKEOVER STATUTES. If any "fair price," "moratorium," "control share acquisition" or other similar antitakeover statute or regulation enacted under state or federal laws in the United States (each a "Takeover Statute"), including, without limitation, Section 203 of the Delaware Code, is or may become applicable to this Agreement, the Merger or the EDI Proposals, EDI and the members of its Board of Directors will grant such approvals, and take such actions as are necessary so that the transactions contemplated by this Agreement and the EDI Proposals may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise act to eliminate or minimize the effects of any Takeover Statute on any of the transactions contemplated hereby or thereby.

                                   ARTICLE V
                         ADDITIONAL COVENANTS OF BOWMAR

           Bowmar covenants and agrees as follows:

           5.1 CONDUCT OF BUSINESS OF BOWMAR AND THE BOWMAR SUBSIDIARIES. Except as expressly contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, Bowmar shall conduct, and it shall cause each Bowmar Subsidiary to conduct, its or their businesses in the ordinary course and consistent with past practice, subject to the limitations contained in this Agreement, and Bowmar shall, and it shall cause each Bowmar Subsidiary to, use its or their reasonable business efforts to preserve intact its business organization, to keep available the services of its officers and employees and to maintain satisfactory relationships with all persons with whom it does business. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement or as otherwise set forth in the Bowmar Disclosure Letter (as hereinafter defined), after the date hereof and prior to the Effective Time, neither Bowmar nor any Bowmar Subsidiary will, without the prior written consent of EDI:

                     (i) amend or propose to amend its Articles of Incorporation or Bylaws (or comparable governing instruments) in any material respect;

                     (ii) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any shares of, or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any shares of, the capital stock or other securities of Bowmar or any Bowmar Subsidiary including, but not limited to, any securities convertible into or exchangeable for shares of stock of any class of Bowmar or any Bowmar Subsidiary, except for the issuance of shares of Bowmar Stock and related Rights pursuant to the conversion of Bowmar Preferred Stock and the exercise of stock options outstanding on the date of this Agreement in accordance with their present terms;

                     (iii) split, combine or reclassify any shares of its capital stock or declare, pay or set aside any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, other than dividends payable in the ordinary course in respect of the Bowmar Preferred Stock, which shall not exceed $100,000 per quarter;

                     (iv) (a) create, incur or assume any debt in excess of $500,000 or obligations in respect of capital leases, except pursuant to existing agreements and pursuant to refinancings of existing obligations on terms that are no less favorable to Bowmar or the Bowmar Subsidiaries than the existing terms; (b) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, indirectly, contingently or otherwise) for the obligations of any person; (c) make any capital expenditures in excess of $500,000 or make any loans, advances or capital contributions to, or investments in, any other person (other than to a Bowmar Subsidiary and customary travel, relocation or business advances to employees made in the ordinary course of business consistent with past practice); (d) acquire the stock or assets of, or merge or consolidate with, any other person; (e) voluntarily incur any material liability or obligation (absolute, accrued, contingent or otherwise); or (f) except as set forth on Schedule 5.1 attached hereto, sell, transfer, mortgage, pledge or otherwise dispose of, or encumber, or agree to sell, transfer, mortgage, pledge or otherwise dispose of or encumber, any assets or properties, real, personal or mixed material to Bowmar and the Bowmar Subsidiaries taken as a whole other than to secure debt permitted under (a) of this clause (iv);

                     (v) increase in any manner the compensation of any of its officers or employees, hire or solicit for employment any person who is an employee of EDI, or enter into, establish, amend or terminate any employment, consulting, retention, change in control, collective bargaining, bonus or other incentive compensation, profit sharing, health or other welfare, stock option or other equity, pension, retirement, vacation, severance, deferred compensation or other compensation or benefit plan, policy, agreement, trust, fund or arrangement with, for or in respect of, any shareholder, officer, director, other employee, agent, consultant or affiliate other than as required pursuant to the terms of agreements in effect on the date of this Agreement;

                     (vi) except as disclosed on Schedule 5.1 attached hereto, enter into any lease or amend any lease of real property; or

                     (vii)      agree to do any of the foregoing.

           Furthermore, Bowmar covenants, represents and warrants that from and after the date of this Agreement, unless EDI shall otherwise expressly consent in writing, Bowmar shall, and Bowmar shall cause each Bowmar Subsidiary to, use its or their reasonable business efforts to comply in all material respects with all Laws applicable to it or any of its properties, assets or business and maintain in full force and effect all the Bowmar Permits necessary for, or otherwise material to, such business.

           5.2 NOTIFICATION OF CERTAIN MATTERS. Bowmar shall give prompt written notice to EDI if any of the following occur after the date of this
Agreement: (i) any notice of, or other communication relating to, a default or Event which, with notice or lapse of time or both, would become a default under any Bowmar Material Contract which could reasonably be expected to have a Bowmar Material Adverse Effect; (ii) receipt of any notice or other communication in writing from any third party alleging that the Consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, provided that such Consent would have been required to have been disclosed in this Agreement; (iii) receipt of any material notice or other communication from any Governmental Authority (including, but not limited to the American Stock Exchange or any other securities exchange) in connection with the transactions contemplated by this Agreement; (iv) the occurrence of an Event which could reasonably be expected to have a Bowmar Material Adverse Effect; (v) the commencement or threat of any Litigation involving or affecting Bowmar or any Bowmar Subsidiary or any of their respective properties or assets, or, to its knowledge, any employee, agent, director or officer, in his or her capacity as such, of Bowmar or any Bowmar Subsidiary which, if pending on the date hereof, would have been required to have been disclosed in this Agreement or which relates to the consummation of the Merger or any material development in connection with any Litigation disclosed by Bowmar in or pursuant to this Agreement or the Bowmar Securities Filings; and (vi) the occurrence of any Event that could reasonably be expected to cause a breach by Bowmar of any provision of this Agreement or a Bowmar Ancillary Agreement, including such a breach that could occur if such Event had taken place on or prior to the date of this Agreement.

           5.3 ACCESS AND INFORMATION. Subject to the confidentiality obligations of EDI as set forth in Section 8.1 of this Agreement, between the date of this Agreement and the Effective Time, Bowmar and the Bowmar Subsidiaries will give, and shall direct its accountants and legal counsel to give EDI, and their respective authorized representatives (including, without limitation, its lenders, financial advisors, accountants and legal counsel) at all reasonable times access as reasonably requested to all offices and other facilities and to all contracts, agreements, commitments, books and records (including, but not limited to, Tax Returns) of or pertaining to Bowmar and the Bowmar Subsidiaries, will permit the foregoing to make such reasonable inspections as they may require and will cause its officers promptly to furnish EDI with (a) such financial and operating data and other information with respect to the business and properties of Bowmar and the Bowmar Subsidiaries as EDI may from time to time reasonably request, and (b) a copy of each material report, schedule and other document filed or received by Bowmar or any of the Bowmar Subsidiaries pursuant to the requirements of applicable securities laws or the American Stock Exchange. All such information shall be deemed "Confidential Information" as such term is defined in those certain letter agreements dated March 10, 1997 and April 24, 1997 between EDI and Bowmar (the "Confidentiality Agreements"), except as otherwise provided in such Confidentiality Agreements.

           5.4 SHAREHOLDER APPROVAL. As soon as practicable, Bowmar will take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders for the purpose of approving the Bowmar Proposals, for such other purposes as may be necessary or desirable in connection with effectuating the transactions contemplated hereby and for such other purposes as Bowmar shall determine. Except in the case where the Board of Directors of Bowmar determines in good faith, after receiving advice of counsel, that doing so could reasonably be expected to be a breach of the directors' fiduciary duties under applicable Law, the Board of Directors of Bowmar (i) will recommend to the shareholders of Bowmar that they approve the Bowmar Proposals, and (ii) will use its reasonable best efforts to obtain any necessary approval by Bowmar's shareholders of the Bowmar Proposals, including, without limitation, voting the Bowmar Stock held by such Directors for such approval.

           5.5 REASONABLE BUSINESS EFFORTS. Subject to the terms and conditions herein provided, Bowmar agrees to use its reasonable business efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Merger and the transactions contemplated by this Agreement including, but not limited to (i) obtaining the Consent of Bowmar's lenders to this Agreement and the transactions contemplated hereby, (ii) the defending of any Litigation against Bowmar or any Bowmar Subsidiary challenging this Agreement or the consummation of the transactions contemplated hereby,
(iii) obtaining all Consents from Governmental Authorities required for the consummation of the Merger and the transactions contemplated thereby, and (iv) timely making all necessary filings under the HSR Act. Upon the terms and subject to the conditions hereof, Bowmar agrees to use reasonable business efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to satisfy the other conditions of the closing set forth herein.

           5.6 PUBLIC ANNOUNCEMENTS. So long as this Agreement is in effect, Bowmar shall not, and shall cause its affiliates not to, issue or cause the publication of any press release or any other announcement with respect to the Merger, the Bowmar Proposals, the EDI Proposals, or the transactions contemplated hereby or thereby without the consent of EDI, which consent shall not be unreasonably withheld, except where such release or announcement is required by applicable Law or pursuant to any applicable listing agreement with, or rules or regulations of, the American Stock Exchange, in which case Bowmar, prior to making such announcement, will consult with EDI regarding the same.

           5.7 COMPLIANCE. In consummating the Merger and the transactions contemplated hereby, Bowmar shall comply in all material respects with the provisions of the Securities Exchange Act and the Securities Act and shall comply, and/or cause the Bowmar Subsidiaries to comply or to be in compliance, in all material respects, with all other applicable Laws.

           5.8 NO SOLICITATION. (a) Bowmar shall, and shall direct and use reasonable efforts to cause its officers, directors, employees, representatives and agents to, immediately cease any discussions or negotiations with any parties that may be ongoing with respect to a Bowmar Takeover Proposal (as hereinafter defined). Bowmar shall not, nor shall it permit any Bowmar Subsidiary to, nor shall it authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any Bowmar Subsidiary to, directly or indirectly, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed or reasonably likely to facilitate, any inquiries or the making of any proposal which constitutes, or would reasonably be expected to lead to, any Bowmar Takeover Proposal or (ii) participate in any discussions or negotiations regarding any Bowmar Takeover Proposal; provided, however, that if, at any time prior to the Effective Time, the Board of Directors of Bowmar determines in good faith, after consultation with legal and financial advisors, that a Bowmar Takeover Proposal may reasonably be expected to lead to a Bowmar Superior Proposal (as defined below), Bowmar may, in response to a Bowmar Takeover Proposal which was not solicited, initiated or encouraged subsequent to the date hereof, and subject to compliance with Section 5.8(b), (x) furnish information with respect to Bowmar to any person pursuant to a customary confidentiality agreement (as determined by Bowmar after consultation with its outside counsel) and (y) participate in negotiations regarding such Bowmar Takeover Proposal. "Bowmar Takeover Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of 15% or more of the assets of Bowmar and the Bowmar Subsidiaries or 15% or more of any class of equity securities of Bowmar or any Bowmar Subsidiary, any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of Bowmar or any Bowmar Subsidiary, any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving Bowmar or any Bowmar Subsidiary, other than the transactions contemplated by this Agreement.

                     (b) In addition to the obligations of Bowmar set forth in paragraph (a) of this Section 5.8, Bowmar shall notify EDI orally and in writing promptly, but in no event later than 48 hours after receipt by Bowmar of any request for information or of any Bowmar Takeover Proposal, the material terms and conditions of such request or Bowmar Takeover Proposal and the identity of the persons making such request or Bowmar Takeover Proposal.

                     (c) Nothing contained in this Section 5.8 shall prohibit Bowmar from taking and disclosing to its shareholders a position contemplated by Rule 14d-9 and Rule 14e-2 or other applicable rule promulgated under the Securities Exchange Act or from making any disclosure to Bowmar's shareholders if, in the good faith judgment of the Board of Directors of Bowmar, after consultation with outside counsel, failure so to disclose would be inconsistent with its fiduciary duties to Bowmar's shareholders under applicable law.

           5.9 SEC AND SHAREHOLDER FILINGS. Bowmar shall send to EDI a copy of all material public reports and materials as and when it sends the same to its shareholders, the SEC or any state or foreign securities commission.

           5.10 TAX OPINION CERTIFICATES. Bowmar shall execute and deliver a certificate in form satisfactory to the counsel of EDI and Bowmar, signed by an officer of Bowmar setting forth factual representations and covenants that will serve as a basis for the tax opinions required pursuant to Section 6.1.8 of this Agreement ("Bowmar Tax Opinion Certificate").

           5.11 BOARD REPRESENTATION AND OFFICERS. Bowmar's Board of Directors will take action to cause the full Board of Directors of Bowmar (the "Bowmar Board") at the Effective Time to consist of seven directors, three of whom shall be designated by Bowmar, three of whom shall be designated by EDI and one of whom shall be appointed by the six directors so designated. The three directors designated by Bowmar will appoint to the Bowmar Board, effective on the fifth day immediately following the Effective Time, the three nominees designated by EDI. It is the intent of the parties that membership on the compensation and stock option, audit and nominating committees of the Board shall initially consist of an equal number of designees of Bowmar and designees of EDI. The Bowmar Board will take action to cause Donald F. McGuinness to be appointed Chairman of the Board and Hamid Shokrgozar to be appointed as President and Chief Executive Officer of Bowmar. At and after the Effective Time of the Merger, the other officers of Bowmar shall be as set forth on Schedule 5.11 hereto and the Bowmar Board will take all necessary action to cause the individuals set forth on such Schedule 5.11 to serve at the Effective Time in the offices set forth opposite their respective names; provided, however, that the term of office of each individual designated by EDI, including Donald F. McGuinness and Frank D. Edwards, shall commence on the fifth day immediately following the Effective Date.

           5.12 EMPLOYEE BENEFIT PLANS. Benefit Plans. For a period of at least sixty (60) days after the Effective Time, Bowmar shall maintain the Benefit Plans of EDI as are set forth on Schedule 5.12(a) and are in effect on the date hereof. Employees of EDI may continue to receive the same benefits under such Benefit Plans for such period and until the Board of Bowmar shall consolidate the Benefit Plans of Bowmar and EDI; provided, however, that in any event, (i) EDI participants shall receive full credit for years of service with EDI or any EDI Subsidiary prior to the Merger for all purposes (except benefit accrual) for which such service was recognized under the Benefit Plan of EDI or such Subsidiary including recognition of service for eligibility and vesting;
(ii) such participants shall participate in the Benefit Plans of Bowmar on terms no less favorable than those offered by Bowmar to similarly situated employees of Bowmar; and (iii) Bowmar shall cause any and all pre-existing condition limitations (to the extent such limitations did not apply to a pre-existing condition under EDI's Benefit Plans) to be waived with respect to such participants and their eligible dependents. Neither Bowmar nor the Surviving Corporation shall treat any employee of EDI as a "new" employee for purposes of any exclusion under any health, dental or vision plan of Bowmar or the Surviving Corporation, as the case may be, for a pre-existing medical condition, except to the extent such EDI employee is a "new" employee of EDI for such purposes.

           5.13 TAKEOVER STATUTES. If any Takeover Statute, including without limitation Section 23-1-43-18 of the Indiana Business Corporation Law, is or may become applicable to the Merger or the Bowmar Proposals, Bowmar and the members of its Board of Directors will grant such approvals, and take such actions as are necessary so that the transactions contemplated by this Agreement and the Bowmar Proposals may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise act to eliminate or minimize the effects of any Takeover Statute on any of the transactions contemplated hereby or thereby.

                                   ARTICLE VI
                                   CONDITIONS

           6.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of each party to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Closing Date of the following conditions:

                     6.1.1 STOCKHOLDER APPROVAL. The EDI Proposals shall have been approved by the requisite vote of the stockholders of EDI in accordance with the Delaware Code and the Bowmar Proposals shall have been approved by the requisite vote of the shareholders of Bowmar in accordance with applicable Law and the rules and regulations of Nasdaq and the American Stock Exchange, respectively.

                     6.1.2 NO INJUNCTION OR ACTION. No order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been enacted, entered, promulgated or enforced by any court or other Governmental Authority which prohibits or prevents the consummation of the Merger which has not been vacated, dismissed or withdrawn by the Closing Date. EDI and Bowmar shall use their reasonable best efforts to have any of the foregoing vacated, dismissed or withdrawn by the Closing Date.

                     6.1.3 GOVERNMENTAL APPROVALS. All Consents of any Governmental Authority required for the consummation of the Merger and the transactions contemplated by this Agreement shall have been obtained by Final Order (as hereafter defined), except as may be waived by Bowmar and EDI or those Consents the failure of which to obtain could not reasonably be expected to have a Surviving Corporation Material Adverse Effect (as defined below). The term "Final Order" with respect to any Consent of a Governmental Authority shall mean an action by the appropriate Governmental Authority as to which: (i) no request for stay by such Governmental Authority of the action is pending, no such stay is in effect, and, if any deadline for filing any such request is designated by statute or regulation, it has passed; (ii) no petition for rehearing or reconsideration of the action is pending before such Governmental Authority, and no appeal or comparable administrative remedy with such or any other Governmental Authority is pending before such Governmental Authority, and the time for filing any such petition, appeal or administrative remedy has passed; (iii) such Governmental Authority does not have the action under reconsideration on its own motion and the time for such reconsideration has passed; and (iv) no appeal to a court, or request for stay by a court, of the Governmental Authority action is pending or in effect, and if any deadline for filing any such appeal or request is designated by statute or rule, it has passed.

                     6.1.4 HSR ACT. Any waiting period applicable to the Merger under the HSR Act shall have expired or earlier termination thereof shall have been granted and no action, suit, proceeding or investigation shall have been instituted by either the United States Department of Justice or the Federal Trade Commission to prevent the consummation of the transactions contemplated by this Agreement or to modify or amend such transactions in any material manner, or if any such action, suit, proceeding or investigation shall have been instituted, it shall have been withdrawn or a final judgment shall have been entered against such Department or Commission, as the case may be.

                     6.1.5 REQUIRED CONSENTS. Any required Consents of any person to the Merger or the transactions contemplated hereby, including, without limitation, the Consents of the respective lenders of Bowmar and EDI, shall have been obtained and be in full force and effect, except for those the failure of which to obtain could not reasonably be expected to have a material adverse effect on the business, assets (including, but not limited to, intangible assets), condition (financial or otherwise), properties (including, but not limited to, intangible properties), liabilities or the results of operations of the Surviving Corporation and its subsidiaries taken as a whole ("Surviving Corporation Material Adverse Effect") or a Bowmar Material Adverse Effect.

                     6.1.6 REGISTRATION STATEMENT. The Registration Statement shall have been declared effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no action, suit, proceeding or investigation for that purpose shall have been initiated or threatened by any Governmental Authority.

                     6.1.7 BLUE SKY. Bowmar shall have received all state securities law authorizations necessary to consummate the transactions contemplated hereby.

                     6.1.8 TAX OPINION. Bowmar shall have received an opinion from Bowmar's tax counsel and EDI shall have received an opinion from EDI's tax counsel substantially to the effect that, if the Merger is consummated in accordance with the provisions of this Agreement, under current Law, for federal income tax purposes, the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code.

                     6.1.9 LISTING OF BOWMAR STOCK. The shares of Bowmar Stock comprising the Merger Consideration shall have been listed on the American Stock Exchange subject to official notice of issuance.

           6.2 CONDITIONS TO OBLIGATIONS OF EDI. The obligation of EDI to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions, any one or more of which may be waived by EDI:

                     6.2.1 BOWMAR REPRESENTATIONS AND WARRANTIES. The representations and warranties of Bowmar contained in this Agreement that are modified by materiality or Bowmar Material Adverse Effect shall be true and correct in all respects and those that are not so modified shall be true and correct in all material respects, on the date hereof and, except for changes not prohibited by this Agreement, as of the Closing Date as if made at the Closing Date.

                     6.2.2 PERFORMANCE BY BOWMAR. Bowmar shall have performed and complied with all of the covenants and agreements in all material respects and satisfied in all material respects all of the conditions required by this Agreement to be performed or complied with or satisfied by Bowmar at or prior to the Closing Date.

                     6.2.3 NO MATERIAL ADVERSE CHANGE. There shall not have occurred after the date hereof any Event that has or reasonably could be expected to have a

           Bowmar Material Adverse Effect or a Surviving Corporation Material Adverse Effect.

                     6.2.4 CERTIFICATES AND OTHER DELIVERIES. Bowmar shall have delivered to EDI (i) a certificate executed on its behalf by its President or another authorized officer to the effect that the conditions set forth in Subsections 6.2.1, 6.2.2 and 6.2.3, above, have been satisfied; (ii) a certificate of existence from the Secretary of State of the State of Indiana stating that Bowmar is a validly existing corporation in good standing; (iii) a certificate from the Secretary of State of the State of Delaware stating that Acquisition Subsidiary is a validly existing corporation in good standing; (iv) duly adopted resolutions of the Board of Directors of each of Bowmar and the Board of Directors and stockholder of Acquisition Subsidiary approving the execution, delivery and performance of this Agreement, the Bowmar Ancillary Agreements and the instruments contemplated hereby and thereby, and of the Bowmar shareholders approving the Bowmar Proposals, each certified by its Secretary; (v) a true and complete copy of the Articles of Incorporation of Bowmar certified by the Secretary of State of the State Indiana, and a true and complete copy of the Bylaws of Bowmar certified by the Secretary thereof; (vi) a true and complete copy of the Certificate of Incorporation of Acquisition Subsidiary certified by the Secretary of State of the State of Delaware, and a true and complete copy of the Bylaws of Acquisition Subsidiary certified by the Secretary thereof; (vii) the duly executed Bowmar Tax Opinion Certificate; (viii) the supplemental agreements referred to in
           Section 1.6 hereof; and (ix) such other documents and instruments as EDI reasonably may request.

                     6.2.5 ELECTION OF NOMINEES. Bowmar shall have taken all action necessary to cause the EDI Nominees to become members of the Board of Directors of Bowmar and the officers set forth on
           Schedule 5.11 to become officers of Bowmar, in each case subject to
           Section 5.11.

           6.3 CONDITIONS TO OBLIGATIONS OF BOWMAR. The obligations of Bowmar to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions, any one or more of which may be waived by Bowmar:

                     6.3.1 EDI REPRESENTATIONS AND WARRANTIES. The representations and warranties of EDI contained in this Agreement that are modified by materiality or EDI Material Adverse Effect shall be true and correct in all respects, and those that are not so modified shall be true and correct in all material respects, on the date hereof and, except for changes not prohibited by this Agreement, as of the Closing Date as if made at the Closing Date.

                     6.3.2 PERFORMANCE BY EDI. EDI shall have performed and complied with all the covenants and agreements in all material respects and satisfied in all material respects all the conditions required by this Agreement to be performed or complied with or satisfied by EDI at or prior to the Closing Date.

                     6.3.3 NO MATERIAL ADVERSE CHANGE. There shall have not occurred after the date hereof any Event that has or reasonably could be expected to have an EDI Material Adverse Effect or a Surviving Corporation Material Adverse Effect.

                     6.3.4 CERTIFICATES AND OTHER DELIVERIES. EDI shall have delivered, or caused to be delivered, to Bowmar (i) a certificate executed on its behalf by its Chairman or another duly authorized officer to the effect that the conditions set forth in Subsections 6.3.1, 6.3.2 and 6.3.3, above, have been satisfied; (ii) a certificate of good standing from the Secretary of State of the State of Delaware stating that EDI is a validly existing corporation in good standing; (iii) duly adopted resolutions of the Board of Directors and stockholders of EDI approving the execution, delivery and performance of this Agreement, the EDI Proposals, the EDI Ancillary Agreements and the instruments contemplated hereby and thereby, certified by the Secretary of EDI; (iv) a true and complete copy of the Certificate of Incorporation certified by the Secretary of State of the State of Delaware, and a true and complete copy of the Bylaws of EDI certified by the Secretary thereof; (v) the duly executed EDI Tax Opinion Certificate; and (vi) such other documents and instruments as Bowmar reasonably may request.

                     6.3.5 AFFILIATE AGREEMENTS. Each person who is or may be an "affiliate" of EDI within the meaning of Rule 145 of the rules and regulations of the SEC promulgated under the Securities Act shall have entered into an agreement in the form attached hereto as
           Schedule 4.11.

                                  ARTICLE VII
                          TERMINATION AND ABANDONMENT

           7.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the stockholders of EDI and the shareholders of Bowmar described herein:

                     (a)        by mutual written consent of Bowmar and EDI;

                     (b)        by either Bowmar or EDI if:

                                (i) the Merger shall not have been consummated
                     on or prior to November 1, 1998 (other than due to a failure of the party seeking to terminate this Agreement to perform its obligations required by this Agreement to be performed at or prior to the Effective Time);

                                (ii) the approval of EDI's stockholders
                     required by Section 6.1.1 shall not have been obtained at a meeting duly convened therefor or at any adjournment or postponement thereof;

                                (iii) the approval of Bowmar's shareholders as
                     required by Section 6.1.1 shall not have been obtained at a meeting duly convened therefor or at any adjournment or postponement thereof; or

                                (iv) any Governmental Authority shall have
                     issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the Merger and such order, decree or ruling or other action shall have become final and nonappealable;

                     (c) by Bowmar, if EDI shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform is incapable of being cured or has not been cured within 30 days after the giving of written notice to EDI;

                     (d)        by Bowmar, if, notwithstanding the provisions of
           Section 5.8, the Board of Directors of Bowmar, after consultation with legal and financial advisors, determines in good faith that authorizing Bowmar to enter into an agreement with respect to a Bowmar Superior Proposal (a "Bowmar Superior Proposal Agreement") is necessary to comply with the directors' fiduciary duties to stockholders under applicable law and the Board of Directors of Bowmar authorizes or desires to authorize Bowmar to execute a Bowmar Superior Proposal Agreement, provided that Bowmar has, prior to the termination of this Agreement and/or the execution of such Bowmar Superior Proposal Agreement, paid the Termination Fee (as defined in
           Section 7.2(b)). For purposes of this Agreement, a "Bowmar Superior Proposal" means any bona fide Bowmar Takeover Proposal, the terms of which the Board of Directors of Bowmar determines in its good faith judgment, after receiving advice from Needham & Co. or other financial advisor of nationally recognized reputation, to be more favorable from a financial point of view to Bowmar's stockholders than the Merger;

                     (e) by Bowmar, if the Board of Directors of EDI or any committee thereof shall have withdrawn or modified in a manner adverse to Bowmar its approval or recommendation of the EDI Proposals, failed to include such recommendation in the Prospectus/Proxy Statement or failed to reconfirm its recommendation within fifteen business days after a written request to do so, or approved or recommended any EDI Takeover Proposal;

                     (f) by EDI, if Bowmar shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform is incapable of being cured or has not been cured within 30 days after the giving of written notice to Bowmar;

                     (g)        by EDI, if, notwithstanding the provisions of
           Section 4.8, the Board of Directors of EDI, after consultation with legal and financial advisors, determines in good faith that authorizing EDI to enter into an agreement with respect to an EDI Superior Proposal (an "EDI Superior Proposal Agreement") is necessary to comply with the directors' fiduciary duties to stockholders under applicable law and the Board of Directors of EDI authorizes or desires to authorize EDI to execute an EDI Superior Proposal Agreement, provided that EDI has, prior to the termination of this Agreement and/or the execution of such EDI Superior Proposal Agreement, paid the Termination Fee. For purposes of this Agreement, an "EDI Superior Proposal" means any bona fide EDI Takeover Proposal, the terms of which the Board of Directors of EDI determines in its good faith judgment, after receiving advice from Alliant Partners or other financial advisor of nationally recognized reputation, to be more favorable from a financial point of view to EDI's stockholders than the Merger;

                     (h) by EDI, if the Board of Directors of Bowmar or any committee thereof shall have withdrawn or modified in a manner adverse to EDI its approval or recommendation of the Bowmar Proposals, failed to include such recommendation in the Prospectus/Proxy Statement or failed to reconfirm its recommendation within fifteen business days after a written request to do so, or approved or recommended any Bowmar Takeover Proposal; or

                     (i) by EDI, if any person shall become an "Acquiring Person" under the Bowmar Rights Plan or a "Share Acquisition Date" or "Distribution Date" otherwise occurs under the Bowmar Rights Plan at any time from and after the date of this Agreement.

           7.2 EFFECT OF TERMINATION AND ABANDONMENT. (a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this
Article VII, this Agreement (other than as set forth in this Section 7.2 and in Section 7.3, Section 8.1, Section 8.7, Section 8.11 and Section 8.14) shall become void and of no effect with no liability on the


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


part of any party hereto (or of any of its directors, officers, employees, agents, legal or financial advisors or other representatives); provided, however, that no such termination shall relieve any party hereto from any liability for any breach of this Agreement.

                     (b) In the event that EDI desires to terminate this Agreement pursuant to Section 7.1(g), then EDI shall first pay Bowmar a fee equal to $500,000 (the "Termination Fee"), payable by wire transfer of same day funds. In the event that Bowmar terminates this Agreement pursuant to Section 7.1(e), then EDI shall promptly, but in no event later than two business days after the date of such termination, pay Bowmar the Termination fee, payable by wire transfer of same day funds. Notwithstanding anything herein to the contrary, in no event shall EDI be required to pay the Termination fee to Bowmar more than once. EDI acknowledges that the agreements contained in this Section 7.2(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Bowmar would not enter into this Agreement; accordingly, if EDI fails to promptly pay the amount due pursuant to this
Section 7.2(b), and, in order to obtain such payment, Bowmar commences a suit which results in a judgment against EDI for the Termination Fee set forth in this paragraph (b), EDI shall also pay to Bowmar its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of the Termination Fee at the prime rate of Citibank N.A. in effect on the date such payment was required to be made.

                     (c) In the event that Bowmar desires to terminate this Agreement pursuant to Section 7.1(d), then Bowmar shall first pay EDI the Termination Fee, payable by wire transfer of same day funds. In the event that EDI terminates this Agreement pursuant to Section 7.1(h), then Bowmar shall promptly, but in no event later than two business days after the date of such termination, pay EDI the Termination Fee, payable by wire transfer of same day funds. Notwithstanding anything herein to the contrary, in no event shall Bowmar be required to pay the Termination Fee to EDI more than once. Bowmar acknowledges that the agreements contained in this Section 7.2(c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, EDI would not enter into this Agreement; accordingly, if Bowmar fails to promptly pay the amount due pursuant to this Section 7.2(c), and, in order to obtain such payment, EDI commences a suit which results in a judgment against Bowmar for the Termination Fee set forth in this paragraph (c), Bowmar shall also pay to EDI its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of the Termination Fee at the prime rate of Citibank N.A. in effect on the date such payment was required to be made.

           7.3 PROCEDURE UPON TERMINATION. If this Agreement is terminated as provided herein, each party shall use its reasonable best efforts to redeliver all documents, work papers and other material (including any copies thereof) of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same.


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


                                  ARTICLE VIII
                                 MISCELLANEOUS

           8.1 CONFIDENTIALITY. Unless (i) otherwise expressly provided in this Agreement, (ii) required by applicable Law or any listing agreement with, or the rules and regulations of, any applicable securities exchange or Nasdaq, (iii) necessary to secure any required Consents as to which the other party has been advised, or (iv) consented to in writing by Bowmar and EDI, any information or documents furnished by either party to the other, prior to the date hereof pursuant to confidentiality obligations or on or after the date hereof in connection herewith, shall be kept strictly confidential by EDI, Bowmar and their respective officers, directors, employees and agents. Prior to any disclosure pursuant to the preceding sentence, the party intending to make such disclosure shall consult with the other party regarding the nature and extent of the disclosure. Nothing contained herein shall preclude disclosures to the extent necessary to comply with accounting, SEC and other disclosure obligations imposed by applicable Law. To the extent required by such disclosure obligations, Bowmar or EDI, after consultation with the other party, may file with the SEC a Report on Form 8-K pursuant to the Securities Exchange Act with respect to the Merger, which report may include, among other things, financial statements and pro forma financial information with respect to the other party. In connection with any filing with the SEC of a registration statement or amendment thereto under the Securities Act, EDI or Bowmar, after consultation with the other party, may include a prospectus containing any information required to be included therein with respect to the Merger, including, but not limited to, financial statements and pro forma financial information with respect to the other party, and thereafter distribute said prospectus. Bowmar and EDI shall cooperate with the other and provide such information and documents as may be required in connection with any such filings. In the event the Merger is not consummated, each party shall return to the other any documents furnished by the other and all copies thereof any of them may have made and will hold in absolute confidence any information obtained from the other party except to the extent (i) such party is required to disclose such information by Law or such disclosure is necessary or desirable in connection with the pursuit or defense of a claim, (ii) such information was known by such party prior to such disclosure or was thereafter developed or obtained by such party independent of such disclosure, or (iii) such information becomes generally available to the public or is otherwise no longer confidential. Prior to any disclosure of information pursuant to the exception in clause (i) of the preceding sentence, the party intending to disclose the same shall so notify the party which provided the same in order that such party may seek a protective order or other appropriate remedy should it choose to do so.

           8.2 AMENDMENT AND MODIFICATION. This Agreement may be amended, modified or supplemented only by a written agreement among EDI, Bowmar and Acquisition Subsidiary, following action taken by their respective Boards of Directors, but after any stockholder approval contemplated by this Agreement is obtained, no amendment shall be made which by law requires the further approval of stockholders, without obtaining such further approval.

           8.3 WAIVER OF COMPLIANCE; CONSENTS. Any failure of EDI on the one hand, or Bowmar on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived by Bowmar on the one hand, or EDI on the other hand, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 8.3.

           8.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The respective representations, warranties, covenants and agreements of EDI and Bowmar contained herein or in any certificates or other documents delivered prior to or at the Closing shall survive the execution and delivery of this Agreement, notwithstanding any investigation made or information obtained by the other party, but shall terminate at the Effective Time, except for those contained in Sections 1.5, 1.6, 1.11(a), 1.13, 1.15, 5.11, 5.12, 8.1, 8.3 - 8.8, 8.10 - 8.15,
and except for the agreements delivered pursuant to Section 6.3.5 hereof and the certificates referred to in Sections 6.2.4(vii) and 6.3.4(v) hereof.

           8.5 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by facsimile, receipt confirmed, or on the next business day when sent by overnight courier or on the second succeeding business day when sent by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                     (i)        if to EDI, to:

                                with a copy to:

                                Goodwin, Proctor & Hoar LLP
                                Exchange Place
                                Boston, MA  02109
                                Attention:  Thomas P. Storer, P.C.
                                Telecopy:  (617) 523-1231

                     (ii)       if to Bowmar or Acquisition Subsidiary, to:

                                with a copy to:

                                Bryan Cave LLP
                                700 13th Street, N.W.
                                Washington, D.C.  20005
                                Attention:  LaDawn Naegle, Esq.
                                Telecopy:  (202) 508-6200

           8.6 BINDING EFFECT; ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective


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


successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto prior to the Effective Time without the prior written consent of the other parties hereto, except that Acquisition Subsidiary may assign to Bowmar or any other direct wholly owned subsidiary of Bowmar any and all rights, interests and obligations of Acquisition Subsidiary under this Agreement; provided that any assignment by Acquisition Subsidiary of any or all of its rights, interests and obligations under this Agreement to Bowmar shall require that the Merger contemplated by this Agreement shall then be structured as a direct merger of EDI with and into Bowmar or any other structure approved in writing by EDI.

           8.7 EXPENSES. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses, subject to the rights of such party contemplated under Section 7.2, above.

           8.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws. Each of EDI, Bowmar, and Acquisition Subsidiary hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in the State of Delaware (the "Delaware Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in any inconvenient forum. Each of the parties hereto agrees, (a) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party's agent for acceptance of legal process, and (b) that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service. Service made pursuant to (a) or (b) above shall have the same legal force and effect as if served upon such party personally within the State of Delaware. For purposes of implementing the parties' agreement to appoint and maintain an agent for service of process in the State of Delaware, each such party does hereby appoint The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, as such agent.

           8.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

           8.10 INTERPRETATION. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. As used in this Agreement, (i) the term "person " shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an association, an unincorporated organization, a Governmental Authority and any other entity; (ii) the term "affiliate," with respect to any person, shall mean and include any person controlling, controlled by or under common control with such person; and
(iii) the term "subsidiary" of any specified person shall mean any corporation 50 percent or more of the outstanding voting power of which, or any partnership, joint venture, limited liability company or other entity 50 percent or more of the total equity interest of which, is directly or indirectly owned by such specified person.

           8.11 ENTIRE AGREEMENT. This Agreement and the documents or instruments referred to herein including, but not limited to, the Schedules attached hereto and the Disclosure Letters referred to herein, which Schedules and Disclosure Letters are incorporated herein by reference, embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and the understandings between the parties with respect to such subject matter.

           8.12 SEVERABILITY. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction.

           8.13 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties further agree that each party shall be entitled to an injunction or restraining order or other equitable remedies to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Delaware Court, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

           8.14 THIRD PARTIES. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or thereto, or, a successor or permitted assign of such a party; provided however, that the parties hereto specifically acknowledge that the provisions of Sections 1.15, 5.11 and 5.12, above, are intended to be for the benefit of, and shall be enforceable by, the Indemnified Parties and the employees of EDI and/or the EDI Subsidiaries affected thereby and their heirs and representatives.

           8.15 SCHEDULES AND DISCLOSURE LETTERS. EDI and Bowmar acknowledge that the Schedules to this Agreement, the EDI Disclosure Letter and the Bowmar Disclosure Letter (i) relate to certain matters concerning the disclosures required and transactions contemplated by this Agreement, (ii) are qualified in their entirety by reference to specific provisions of this Agreement, (iii) are not intended to constitute and shall not be construed as indicating that such matter is required to be disclosed, nor shall such disclosure be construed as an admission that such information is material with respect to EDI or Bowmar, as the case may be, except to the extent required by this Agreement, and (iv) disclosure of the information contained in one EDI or


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


Bowmar Schedule shall be deemed as proper disclosure for all EDI or Bowmar Schedules, as the case may be.

           IN WITNESS WHEREOF, Bowmar, Acquisition Subsidiary and EDI have caused this Agreement to be signed and delivered by their respective duly authorized officers as of the date first above written.

                                          BOWMAR INSTRUMENT CORPORATION

                                          By
                                            ------------------------------------
                                            Name:  Hamid Shokrgozar
                                            Title: Chief Executive Officer

                                          BRAVO ACQUISITION SUBSIDIARY, INC.

                                          By
                                            ------------------------------------
                                            Name:  Hamid Shokrgozar
                                            Title: President

                                          ELECTRONIC DESIGNS, INC.

                                          By
                                            ------------------------------------
                                            Name:  Donald F. McGuinness
                                            Title: President


                                       51